SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LANDSTAR SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

April 11, 2013

To the Stockholders of Landstar System, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Landstar System, Inc., on Thursday, May 23, 2013, at 9:00 a.m., local time, to be held in the first floor conference room of the principal offices of Landstar System, Inc., at the address above. A notice of meeting, a proxy card, the 2012 Annual Report on Form 10-K and a Proxy Statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. Accordingly, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed pre-addressed, postage-paid envelope even if you are planning to attend the meeting.

I look forward to the Annual Meeting of Stockholders and I hope you will attend the meeting or be represented by proxy.

HENRY H. GERKENS
Chairman, President and Chief Executive Officer

LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 23, 2013

Notice is hereby given that the 2013 Annual Meeting of Stockholders of Landstar System, Inc., a Delaware corporation (the “Company”), will be held in the first floor conference room of the principal offices of Landstar System, Inc., at the address above, on Thursday, May 23, 2013, at 9:00 a.m., local time, for the following purposes:

(1) To elect three Class II Directors whose terms will expire at the 2016 Annual Meeting of Stockholders;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2013;

(3) To hold an advisory vote on executive compensation;

(4) To consider approval of the Company’s 2013 Directors Stock Compensation Plan (the “2013 DSCP”); and

(5) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 28, 2013 will be entitled to notice of and to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting at the address set forth above and during business hours from May 9, 2013 to the date of the meeting at 13410 Sutton Park Drive South, Jacksonville, Florida 32224, the Company’s corporate headquarters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 23, 2013:

•	The proxy statement and annual report to security holders are available at www.landstar.com.

All stockholders are cordially invited to attend the meeting in person. Whether you expect to attend the Annual Meeting or not, your proxy vote is very important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

By Order of the Board of Directors

MICHAEL K. KNELLER
Vice President, General Counsel and Secretary

Jacksonville, Florida

April 11, 2013

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED

AND RETURNED PROMPTLY

LANDSTAR SYSTEM, INC.

PROXY STATEMENT

April 11, 2013

INTRODUCTION

This Proxy Statement is furnished to the stockholders of Landstar System, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) to be voted at the Annual Meeting of Stockholders to be held on Thursday, May 23, 2013 at 9:00 a.m., local time (the “2013 Annual Meeting”). The 2012 Annual Report to Stockholders (which does not form a part of the proxy solicitation material relating to this Proxy Statement), including the financial statements of the Company for fiscal year 2012, is enclosed herewith (the “2012 Annual Report”). The mailing address of the principal executive offices of the Company is 13410 Sutton Park Drive South, Jacksonville, Florida 32224. This Proxy Statement, accompanying form of proxy, Notice of 2013 Annual Meeting and 2012 Annual Report are being mailed to the stockholders of the Company on or about April 11, 2013.

RECORD DATE

The Board has fixed the close of business on March 28, 2013 as the record date for the 2013 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the 2013 Annual Meeting in person or by proxy.

PROXIES

Shares cannot be voted at the 2013 Annual Meeting unless the owner thereof is present in person or by proxy. The proxies named on the enclosed proxy card were appointed by the Board to vote the shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”), represented by the proxy card. If a stockholder does not return a signed proxy card, his or her shares cannot be voted by proxy. Stockholders are urged to mark the boxes on the proxy card to show how his or her shares are to be voted. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted as follows: (i) “FOR” the election of the three Class II Directors nominated by our Board of Directors and named in this proxy statement; (ii) “FOR” the ratification of KPMG LLP as the independent registered public accounting firm for the Company; (iii) “FOR” the proposal regarding an advisory vote on executive compensation; and (iv) “FOR” the approval of the Company’s 2013 Directors Stock Compensation Plan. Each of these proposals is more fully described in this Notice of 2013 Annual Meeting. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the 2013 Annual Meeting.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted or (iii) by such person(s) voting in person at the 2013 Annual Meeting.

The Board has selected Computershare as Inspector of Election (the “Inspector”) pursuant to Article I of the Company’s Bylaws, as amended and restated (the “Bylaws”). The Inspector shall ascertain the number of shares of Common Stock outstanding, determine the number of shares represented at the 2013 Annual Meeting by proxy or in person and count all votes and ballots. Each stockholder shall be entitled to one vote for each share of Common Stock and such votes may be cast either in person or by written proxy.

PROXY SOLICITATION

The cost of the preparation of proxy materials and the solicitation of proxies will be paid by the Company. The Company has engaged Georgeson Shareholder Communications, Inc. as the proxy solicitor for the 2013 Annual Meeting for a fee of approximately $9,000 plus reasonable expenses. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

A description of the procedures as to how stockholders may send communications to the Board or individual Board members is included on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

VOTING SECURITIES

Shares of the Company’s Common Stock are the only class of voting securities of the Company which are outstanding. On March 28, 2013, 46,560,896 shares of Common Stock were outstanding. At the 2013 Annual Meeting, each stockholder of record at the close of business on March 28, 2013 will be entitled to one vote for each share of Common Stock owned on that date as to each matter properly presented to the 2013 Annual Meeting. The holders of a majority of the total number of the issued and outstanding shares of Common Stock on such date shall constitute a quorum for purposes of the 2013 Annual Meeting (a “Quorum”).

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

The Board is divided into three classes (Class I, Class II and Class III), with directors of the Board (collectively, “Directors”) in each class serving staggered three-year terms. At each annual meeting of stockholders, the terms of Directors in one of these three classes expire. At that annual meeting of stockholders, Directors are elected to a Class to succeed the Directors whose terms are then expiring, with the terms of that Class of Directors so elected to expire at the third annual meeting of stockholders thereafter. Pursuant to the Bylaws, new Directors elected by the remaining Board members to fill a vacancy on the Board shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the Class of which they have been elected expires and until such Director’s successors shall have been duly elected and qualified. There are currently seven members of the Board: three Class II Directors whose terms will expire at the 2013 Annual Meeting, two Class III Directors whose terms will expire at the 2014 Annual Meeting of Stockholders and two Class I Directors whose terms will expire at the 2015 Annual Meeting of Stockholders. The Board may decide to expand the size of the Board and appoint a new director or directors in the future in accordance with the Bylaws.

The Board has nominated Homaira Akbari, Diana M. Murphy and Larry J. Thoele for election as Class II Directors. It is intended that the shares represented by the accompanying form of proxy will be voted at the 2013 Annual Meeting for the election of nominees Homaira Akbari, Diana M. Murphy and Larry J. Thoele as Class II Directors unless the proxy specifies otherwise. Each Class II Director’s term will expire at the 2016 Annual Meeting of Stockholders. Each nominee has indicated his or her willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, any of Homaira Akbari, Diana M. Murphy or Larry J. Thoele is not available for election at the time of the 2013 Annual Meeting, the shares represented by the accompanying form of proxy may be voted for the election of one or more substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for such substitute nominee(s).

Assuming the presence of a Quorum, to be elected, a nominee must receive the affirmative vote of a majority of the votes cast by the holders of the Common Stock with respect to that director’s election at the 2013 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

DIRECTORS OF THE COMPANY

The following information describes the principal occupation or employment, other affiliations and business experience of each nominee named above for election as a Class II Director and the other persons whose terms as Directors will continue after the 2013 Annual Meeting.

Name	Age	Business Experience
CLASS II — Nominees to serve as Directors until the 2016 Annual Meeting

Homaira Akbari	52	Dr. Akbari was appointed as a Director of the Company by the Board in January 2013. From 2007 to 2012, Dr. Akbari was the President and Chief Executive Officer of SkyBitz, Inc., a leading provider of remote asset tracking and security solutions specializing in real-time decision-making tools for companies with unpowered assets such as truck trailing equipment, intermodal containers and rail cars. Prior to her service with SkyBitz, Dr. Akbari held executive positions at Microsoft Corporation, Thales Group, TruePosition, a subsidiary of Liberty Media Corporation, and Cambridge Strategic Management Group (CSMG). Dr. Akbari holds a Ph.D. in particle physics from Tufts University and also presently serves as the Chair of the Johns Hopkins University Physics and Astronomy Advisory Council.

		Dr. Akbari has extensive business experience, with an emphasis on the use of technology within the transportation and logistics sector. The Board believes Dr. Akbari’s experience as the former Chief Executive Officer of SkyBitz, a major technology vendor to the transportation sector, as well as to many industrial sectors served by the Company, provides important technological and business expertise to the Board. The Board also believes that Dr. Akbari’s prior executive service in various capacities with a number of large multinational corporations provides the Board with additional expertise in international matters.

Name	Age	Business Experience

Diana M. Murphy	56	Ms. Murphy has been a Director of the Company since February 1998. Ms. Murphy is a Managing Director of Rocksolid Holdings, LLC, a private equity firm. She is also a Managing Director of the Georgia Research Alliance Venture Fund. From 1997 to 2007, she was a Managing Director at Chartwell Capital Management Company, a private equity firm. Prior to that time, Ms. Murphy spent over 15 years in various senior management positions in the publishing industry. Ms. Murphy also serves on the Board of Directors of CTS Corporation, a NYSE listed company. Ms. Murphy serves on the Board of Directors of several private companies and non-profit organizations, including The Coastal Bank of Georgia, Abeome Corporation, the Georgia Research Alliance Venture Fund, the College of Coastal Georgia Foundation and the Southeast Georgia Boys and Girls Club. She is also on the Executive Committee and is the Treasurer of the United States Golf Association.

		Ms. Murphy has extensive experience in business management, having served as a Managing Director of several private equity firms, as a board member of numerous portfolio companies of private equity firms and as an executive in the media and communications industry. The Board believes Ms. Murphy’s work across a range of private equity portfolio companies operating in different industry sectors, together with her strong background in marketing, advertising and public relations, allows her to add important perspective and experience to the Board.

Larry J. Thoele	62	Mr. Thoele was appointed as a Director of the Company by the Board in January 2013 to fill a vacancy created by the departure of William S. Elston. Mr. Thoele served as an audit partner with KPMG LLP from 1982 to 2009. Mr. Thoele also served as Managing Partner of the Jacksonville office of KPMG from 1991 to 2007, partner in charge of the North Florida audit practice of KPMG from 1996 to 2007 and as a lead partner in KPMG’s private equity practice from 2007 to 2009. Mr. Thoele also served as KPMG’s audit engagement partner with the Company from 2002 to 2006.

Name	Age	Business Experience

		Mr. Thoele has extensive financial and audit experience, having served as an audit partner for KPMG for 27 years. During his career with KPMG, Mr. Thoele served as the engagement partner for a number of transportation and logistics companies in addition to the Company. Mr. Thoele also has extensive experience working with companies in sectors served by the Company, including oil and gas, manufacturing, food and beverage and retail. In addition to his breadth of experience and expertise in the accounting, auditing and risk management fields, the Board believes Mr. Thoele’s service as the Company’s audit engagement partner while with KPMG brings valuable in-depth knowledge of the Company’s accounting policies, systems and internal controls to the Board.

CLASS III — Directors whose terms expire at the 2014 Annual Meeting

David G. Bannister	57	Mr. Bannister has been a Director of the Company since April 1991. Effective April 1, 2011, Mr. Bannister was elected to the position of Chairman of the North American Region of FTI Consulting, Inc. (“FTI”), a global business consulting firm listed on the New York Stock Exchange. In this capacity, Mr. Bannister has operating and profitability responsibility for FTI’s United States and Canadian client-service operations, and globally for all business segments. Mr. Bannister served as Executive Vice President and Chief Financial Officer of FTI from March 2010 to April 2011, Executive Vice President — Corporate Development and Chief Administrative Officer from December 2008 to March 2010, Executive Vice President — Corporate Development from June 2006 to December 2008 and Senior Vice President — Business Development from May 2005 to June 2006. From 1998 to 2003, Mr. Bannister was a General Partner of Grotech Capital Group, a private equity and venture capital firm. Prior to joining Grotech Capital Group in May 1998, Mr. Bannister was a Managing Director at Deutsche Bank Alex Brown Incorporated.

Name	Age	Business Experience

		Mr. Bannister has broad financial and strategic experience through a long career that has involved work as an investment banker focused on the transportation sector, a private equity and venture capital investor and, today, as a senior executive with FTI. In his current capacity as a senior executive with FTI, Mr. Bannister is involved extensively with that firm’s operational strategy and global expansion, with responsibility for all of FTI’s business segments, budgeting and strategic growth initiatives. Earlier in his career, Mr. Bannister was a certified public accountant with Deloitte, Haskins and Sells and has extensive experience with financial reporting and auditing matters. The Board believes Mr. Bannister’s experience, together with his over 20 years of service as a Director of the Company, allows him to bring a sophisticated, diverse and seasoned business perspective to the Board.

Michael A. Henning	72	Mr. Henning has been a Director of the Company since July 2007. Mr. Henning served in various capacities with Ernst & Young from 1961 to 2000, including Deputy Chairman of Ernst & Young from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999. Mr. Henning also serves on the Board of Directors of Omnicom Group, Inc., CTS Corporation and Black Diamond, Inc., all publicly traded companies.

		Mr. Henning has extensive financial and audit experience, having served in various capacities with Ernst & Young from 1961 to 2000. In particular, in addition to serving in executive leadership roles with that firm, the Board believes Mr. Henning’s decades of experience as a partner with Ernst & Young specializing in tax matters contributes to the Board’s overall strength in financial matters. Over the course of his career, Mr. Henning also had management responsibility for the New York City office of Ernst & Young from 1985 to 1991 and the worldwide tax practice of Ernst & Young from 1991 to 1993. The Board believes Mr. Henning’s experience, particularly his service as Chief Executive Officer of Ernst & Young International, adds valuable expertise to the Board in matters involving international operations.

Name	Age	Business Experience

CLASS I — Directors whose terms expire at the 2015 Annual Meeting

Jeffrey C. Crowe	66	Mr. Crowe served as Chairman of the Board of the Company from April 1991 to January 4, 2010. Mr. Crowe was Chief Executive Officer of the Company from December 2001 to June 30, 2004 and President and Chief Executive Officer of the Company from April 1991 to December 2001. He was a member of the Board of Directors of each wholly-owned direct or indirect subsidiary of the Company (collectively the “Subsidiaries”) other than Signature Insurance Company, until June 30, 2004. Mr. Crowe served as a Director of the U.S. Chamber of Commerce from February 1998 to June 2011, serving as Vice Chairman from June 2002 until May 2003 and as Chairman from June 2003 to June 2004. Mr. Crowe also served as a Director of the National Chamber Foundation from 1997 to 2011. He served as Chairman of the National Defense Transportation Association (the “NDTA”) from October 1993 to July 2003 and served on the National Surface Transportation Infrastructure Financing Commission from March 2007 to February 2009. Mr. Crowe also serves on the Board of Directors of Silgan Holdings, Inc., Suntrust Banks, Inc., both publicly traded companies.

		Mr. Crowe has extensive experience in the transportation and logistics industry having worked in this industry over the course of his career, including his prior service as Chairman and Chief Executive Officer of the Company. Mr. Crowe has remained involved in the issues that affect industry and commerce in the United States through his long service and commitment to the U.S. Chamber of Commerce and affiliated organizations. Mr. Crowe also has a long history of involvement with the U.S. armed forces, through his work, among other organizations, with the NDTA.

Name	Age	Business Experience

Henry H. Gerkens	62	Mr. Gerkens has served as Chairman of the Board since January 4, 2010. Mr. Gerkens has been a Director of the Company since May 2000. Mr. Gerkens has been President and Chief Executive Officer of the Company since July 1, 2004. He was President and Chief Operating Officer of the Company from December 2001 to June 2004. Mr. Gerkens held various other positions at the Company and its subsidiaries, including Chief Financial Officer, since joining the Company in 1988 until becoming President and Chief Operating Officer of the Company in 2001. Mr. Gerkens is a member of the Board of Directors of each of the Subsidiaries other than Signature Insurance Company.

		Mr. Gerkens has extensive financial and operational experience, having served in a number of executive capacities with the Company over the course of his career, including Chief Financial Officer, Chief Operating Officer and President and Chief Executive Officer. Mr. Gerkens began his career as an auditor with a predecessor firm to PricewaterhouseCoopers LLP, and prior to joining the Company, served in various financial roles with a variety of other companies. Since joining the Company in 1988, Mr. Gerkens has been instrumental in strategically leading the growth of the Company.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when matters require Board action between scheduled meetings. In addition, the Independent Directors (as defined below) of the Board meet regularly in executive sessions without any other members of the Board present.

Attendance at Annual Meetings

Each member of the Board is required to attend all meetings (whether special or annual) of the stockholders of the Company. In the case where a Director is unable to attend a special or annual stockholders’ meeting, such absence shall be publicly disclosed in the subsequent Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission and an explanation for such absence shall be provided to the Company’s Nominating and Corporate Governance Committee. Any consideration of additional Company action, as appropriate, with respect to such absence shall be solely within the discretion of the Nominating and Corporate Governance Committee of the Board. All current Board members, other than Dr. Akbari and Mr. Thoele who became members of the Board in January 2013, attended the Annual Meeting of Stockholders held on May 24, 2012 (the “2012 Annual Meeting”). William S. Elston, who retired from the Board as of June 30, 2012, was unable to attend the 2012 Annual Meeting due to health reasons.

Attendance at Board Meetings

During the Company’s 2012 fiscal year, the Board held four regularly scheduled meetings, ten telephonic meetings and did not act by unanimous written consent. During the Company’s 2012 fiscal year, each current Director who served on the Board in 2012 attended 75% or more of the total number of meetings of the Board and all committees of the Board on which such Director serves.

Independent Directors

Each of Homaira Akbari, David G. Bannister, Michael A. Henning, Diana M. Murphy and Larry J. Thoele is an “independent director,” as defined in Rule 5605(a)(2) of the Listing Rules of the NASDAQ Stock Market and meets the requirements of Rule 5605(c)(2)(A) of such rules (such Directors are, collectively, the “Independent Directors”). The Independent Directors of the Board held four meetings during fiscal year 2012 without the presence of management or any non-Independent Director.

Structure and Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Safety and Risk Committee and a Strategic Planning Committee to devote attention to specific subjects. The functions of these committees and the number of meetings held during 2012 are described below. The Board does not have an Executive Committee. The Board has elected a Lead Independent Director, whose role is further described below. In addition, the Board has established a Disclosure Committee comprised of members of management, including one employee member of the Board, to establish and maintain certain disclosure controls and procedures to ensure accurate and timely disclosure in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”).

Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee consist of the Independent Directors, with a different Independent Director serving as the Chair for each such committee. In addition, Ms. Murphy serves as the Chair of the Strategic Planning Committee and Mr. Crowe serves as the Chair of the Safety and Risk Committee, each of which is comprised of all seven members of the Board. Historically, each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee has typically invited Messrs. Crowe and Gerkens, the two Directors who do not serve on those committees, to attend all regular meetings of these three committees, excluding, in the case of Mr. Gerkens, any meetings of the Compensation Committee concerning his executive compensation arrangements.

Leadership Structure of the Board

The leadership structure of the Board consists of: (i) a Chairman of the Board, who currently is also the Company’s President and Chief Executive Officer; (ii) a Lead Independent Director; (iii) an Independent Director serving as Chair of the Audit Committee; (iv) an Independent Director serving as Chair of the Compensation Committee; (v) an Independent Director serving as Chair of the Nominating and Corporate Governance Committee; (vi) an Independent Director serving as Chair of the Strategic Planning Committee; and (vii) a non-employee Director serving as the Chair of the Safety and Risk Committee. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee consists solely of Independent Directors.

The Board believes this leadership structure is appropriate for the Company as Mr. Gerkens is responsible for leading the overall strategic direction of the enterprise; however, the Independent Directors retain the decision making authority of the Board because the Independent Directors consist of a majority of the members of the Board. In addition, the Independent Directors constitute the sole members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and a majority of members of the Strategic Planning Committee and the Safety and Risk Committee. The Board also believes that its leadership structure is supported by each of the Independent Directors serving as the Chair of at least one committee of the Board, as the Chair of each committee of the Board has responsibility for setting the agenda for each meeting of that committee. Ms. Murphy, as Lead Independent Director, sets the agenda for the meetings of the Independent Directors. Further, the Company’s internal audit function reports directly to the Audit Committee. Finally, there are no meetings of the Board or any committee of the Board at which each Independent Director is not an invited member, the Independent Directors meet regularly in executive session without Messrs. Crowe or Gerkens present, and the Independent Directors have significant input regarding the Board’s agenda and information flow.

Lead Independent Director

On May 24, 2012, the Independent Directors elected Diana M. Murphy to serve as the Lead Independent Director of the Board (the “Lead Independent Director”) for such term as the Independent Directors may determine. The duties and responsibilities of the Lead Independent Director include: (i) to serve as a liaison between the Independent Directors and the other members of the Board; (ii) to preside as the chairperson at all meetings of the Independent Directors; (iii) to coordinate with the other Independent Directors of the Board to develop the agenda with respect to all meetings of the Independent Directors; (iv) to have the authority to call meetings of the Independent Directors; (v) to provide input to the Chairman of the Board on the preparation of meeting agendas and related materials for meetings of the Board; (vi) to approve the annual schedule of meetings of the Board; (vii) to ensure that the Independent Directors have adequate resources, including full, timely information necessary to enable them to perform their duties; and (viii) to communicate to management, as appropriate, the results of private discussions among the Independent Directors.

In addition to the aforementioned duties, the Lead Independent Director of the Board has historically also been the Chair of the Nominating and Corporate Governance Committee. In that capacity, Ms. Murphy led the process by which potential new Independent Directors were identified and evaluated. This process resulted in the additions of Dr. Akbari and Mr. Thoele to the Board. The Board believes this is an important responsibility of the Lead Independent Director, as opposed to the Chairman of the Board, in order to support a Board structure where the Independent Directors retain the decision making authority of the Board.

Ms. Murphy, as the Lead Independent Director of the Board, also serves as the Chair of the Strategic Planning Committee. In that capacity, the Lead Independent Director presides as the chairperson at meetings of the Strategic Planning Committee during which the strategic objectives of the Company are reviewed and considered by the Board.

Prior to Ms. Murphy’s appointment as lead independent director, William S. Elston served as the Lead Independent Director from February 1, 2006 until May 24, 2012.

Classified Structure of the Board

As described above, the Board is divided into three classes (Class I, Class II and Class III), with Directors in each class serving staggered three-year terms. The Board believes it is appropriate for the Board to retain its classified structure for several reasons, including (i) to promote the best interests of the Company and its stockholders by providing continuity and stability with respect to leadership, (ii) to facilitate long-term planning and enhance the ability of the Board to implement long-term business strategies, (iii) to help to attract and retain highly qualified directors, (iv) to enhance the Company’s bargaining power on behalf of stockholders in the event of a hostile takeover attempt or other activist shareholder undertakings and (v) to reduce vulnerability to a coercive takeover attempt and thereby make it more likely that a potential acquiror would initiate discussions with the existing Board since it cannot replace all Directors in a single election cycle.

Audit Committee

The members of the Audit Committee are Homaira Akbari, David G. Bannister, Michael A. Henning, Diana M. Murphy and Larry J. Thoele, each an Independent Director.

The Charter of the Audit Committee was amended and restated by the Board at the May 24, 2012 Board meeting. The Charter of the Audit Committee more fully describes the purposes, membership, duties and responsibilities of the Audit Committee described herein. A copy of the Charter of the Audit Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Audit Committee (i) appoints the independent registered public accounting firm for the Company and monitors the performance of such firm, (ii) reviews the scope and results of the annual audits, (iii) evaluates with the independent registered public accounting firm the Company’s annual audit of the consolidated financial statements and audit of internal control over financial reporting, (iv) monitors the performance of the Company’s internal audit function, (v) reviews with management the annual and quarterly financial statements, (vi) reviews with management and the internal auditors the status of internal control over financial reporting, (vii) reviews and maintains procedures for the anonymous submission of complaints concerning accounting and auditing irregularities and (viii) reviews problem areas having a potential financial impact on the Company which may be brought to its attention by management, the internal auditors, the independent registered public accounting firm, the Board or through an anonymous submission of complaints. In addition, the Audit Committee preapproves all non-audit related services provided by the Company’s independent registered public accounting firm, currently KPMG, and approves the independent registered public accounting firm’s fees for services rendered to the Company. During the 2012 fiscal year, the Audit Committee held four meetings, six telephonic meetings and did not act by written consent.

Compensation Committee

The members of the Compensation Committee are Homaira Akbari, David G. Bannister, Michael A. Henning, Diana M. Murphy and Larry J. Thoele, each an Independent Director.

The Compensation Committee functions include: (i) reviewing and making determinations with respect to matters having to do with the compensation of executive officers and Directors of the Company and (ii) administering certain plans relating to the compensation of officers and Directors. During the Company’s 2012 fiscal year, the Compensation Committee held three meetings, two telephonic meetings and did not act by written consent.

The Charter of the Compensation Committee was amended and restated by the Board at the May 24, 2012 Board meeting. The Charter of the Compensation Committee more fully describes the purposes, membership, duties and responsibilities of the Compensation Committee described herein. A copy of the Charter of the Compensation Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Compensation Committee has full and complete discretion to establish the compensation payable to the Company’s Chief Executive Officer and the other Executive Officers and oversees the compensation payable to other employees of the Company. With regard to the Executive Officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee, following authorization by the Board, has delegated to the Company’s Chief Executive Officer authority with respect to management annual salary decisions up to $150,000 per employee. In addition, the Company’s Chief Executive Officer has been delegated such authority with respect to (i) the grant of up to 1,000 stock options per employee (other than Executive Officers) without prior consultation with the chair of the Compensation Committee or (ii) alternatively, the grant of up to 5,000 stock options per employee (other than Executive Officers) following consultation with the Chair of the Compensation Committee. The Compensation Committee has otherwise not delegated to management any of its responsibilities with respect to the compensation of the Executive Officers of the Company, except in respect to the day to day operations of the Company’s compensation plans.

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisers, including compensation consultants. The Compensation Committee periodically reviews the Company’s compensation programs.

Compensation Committee Interlocks and Insider Participation

As noted above, the members of the Compensation Committee are Homaira Akbari, David G. Bannister, Michael A. Henning, Diana M. Murphy and Larry J. Thoele. All members of the Compensation Committee are Independent Directors, and no member is or has been an employee of the Company. During the Company’s fiscal year 2012, no Executive Officer of the Company served as a member of the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Board or Compensation Committee.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Homaira Akbari, David G. Bannister, Michael A. Henning, Diana M. Murphy and Larry J. Thoele, each an Independent Director.

The Nominating and Corporate Governance Committee functions include identifying persons for future nomination for election to the Board. During the Company’s 2012 fiscal year, the Nominating and Corporate Governance Committee held three meetings, no telephonic meetings and did not act by written consent. Stockholders who wish to submit names to the Nominating and Corporate Governance Committee for consideration should do so in writing addressed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

The Charter of the Nominating and Corporate Governance Committee was approved and adopted by the Board at the May 24, 2012 Board meeting. The Charter more fully describes the purposes, membership, duties and responsibilities of the Nominating and Corporate Governance Committee described herein. A copy of the Charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance. Following the recommendation of the Nominating and Corporate Governance Committee, the Board approved revised Corporate Governance Guidelines at its December 2, 2009 meeting. The Corporate Governance Guidelines set forth, among other things, guidelines with respect to Director qualification standards and Board membership criteria, limitations on the number of public company boards on which a Director may serve, attendance of Directors at Board meetings, Director compensation, Director education, evaluation of the Company’s Chief Executive Officer and Board self-assessment. A copy of the Corporate Governance Guidelines is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Nominating and Corporate Governance Committee oversees an annual self-evaluation conducted by the Board in order to determine whether the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee also oversees individual Director self-assessments in connection with the evaluation of such Director for purposes of making a recommendation to the Board as to the persons who should be nominated for election or re-election, as the case may be, at each upcoming annual meeting of stockholders.

The Nominating and Corporate Governance Committee considers candidates for the Board suggested by its members and other Board members, as well as management and stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for the Board based on whether or not the nominee is recommended by one of its members, another Board member, management or a stockholder. The Nominating and Corporate Governance Committee evaluates prospective nominees against a number of minimum standards and qualifications, including business experience and financial literacy. The Nominating and Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board, the balance of management Directors and Independent Directors, the need for Audit Committee or other relevant expertise, the evaluations of other prospective nominees and other individual qualities and attributes that contribute to a broad spectrum of experience among members of the Board. The Nominating and Corporate Governance Committee then determines whether to interview the prospective nominees, and, if warranted, one or more of the members of the Nominating and Corporate Governance Committee, and others as appropriate, interview such prospective nominees whether in person or by telephone. After completing this evaluation and, if warranted, interview, the Nominating and Corporate Governance Committee makes a recommendation to the Board as to the persons who should be nominated by the Board. The Board then determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Safety and Risk Committee

The members of the Safety and Risk Committee are Homaira Akbari, David G. Bannister, Jeffrey C. Crowe, Henry H. Gerkens, Michael A. Henning, Diana M. Murphy and Larry J. Thoele.

The Safety and Risk Committee functions include the review and oversight of the Company’s safety performance, goals and strategies and the Company’s enterprise-wide risk identification, policies and procedures. During the Company’s 2012 fiscal year, the Safety and Risk Committee held two meetings. The Company has also established a management risk committee, consisting of those members of executive management of the Company with ultimate responsibility for the Company’s enterprise risk management practices. The members of this committee include the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Vice President and Chief Commercial and Marketing Officer, the Vice President and Chief Operations and Safety Officer, the Vice President and Chief Information Officer, the Director of Internal Audit, the Vice President, General Counsel and Secretary, and the Vice President, Corporate Controller. The management risk committee meets on a quarterly basis to review the Company’s enterprise-wide risk identification and monitoring practices, policies and procedures. The Chair of the management risk committee meets with the Safety and Risk Committee at least twice annually to review and discuss enterprise risk management within the Company.

During the 2012 fiscal year, the Safety and Risk Committee held two meetings, no telephonic meetings and did not act by written consent.

Strategic Planning Committee

The members of the Strategic Planning Committee are Homaira Akbari, David G. Bannister, Jeffrey C. Crowe, Henry H. Gerkens, Michael A. Henning, Diana M. Murphy and Larry J. Thoele.

The Strategic Planning Committee functions include the review and consideration of the strategic objectives of the Company as well as the policies and procedures designed to achieve these strategic objectives. The Strategic Planning Committee solicits the views of the Company’s senior management and assesses strategic directions for implementation. During the 2012 fiscal year, the Strategic Planning Committee held one meeting, no telephonic meetings and did not act by written consent.

COMPENSATION OF DIRECTORS

Each Director other than Mr. Gerkens is paid an annual fee of $75,000 with no additional fees payable for attendance at or participation in Board or committee meetings or service as a chair of a committee of the Board. Directors are not paid a retainer fee upon election or re-election to the Board. Directors are reimbursed for expenses incurred in connection with attending Board meetings.

In addition, upon election or re-election to the Board for a three year term, a Director who is neither an officer nor an employee of the Company, receives a grant, on the first business day immediately following the date of such Director’s election or re-election to the Board, of such number of restricted shares of Common Stock equal to the quotient of $225,000 divided by the fair market value of a share of Common Stock on the date of such grant. Each such grant of restricted stock vests in three equal annual installments on the first three anniversary dates of such Director’s election or re-election to the Board. The unvested shares of restricted stock are subject to forfeiture for the portion of the award that has not yet vested upon early departure of a Director from the Board for any reason prior to the expiration of his or her three year term.

Mr. Gerkens, who is not an Independent Director, did not receive any compensation for services as a Director, for services on committees of the Board or for attendance at meetings, but he was reimbursed for expenses incurred in his capacity as a Director.

The following table summarizes the compensation paid to Mr. Crowe and the Independent Directors during 2012.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	All Other Compensation ($)(1)	Total ($)
David G. Bannister	75,000		2,498	77,498
Jeffrey C. Crowe	75,000	225,000	2,574	302,574
Michael A. Henning	75,000		2,498	77,498
Diana M. Murphy	75,000		1,326	76,326

(1)	Mr. Crowe was granted 4,151 (the quotient of $225,000 divided by the fair market value of a share of Common Stock of $54.20 on May 25, 2012) restricted shares of the Company’s Common Stock on May 25, 2012, the first business day immediately following the date of his re-election to the Board. This share amount represents the aggregate fair value of the restricted shares as of such grant date, computed in accordance with generally accepted accounting principles. At December 29, 2012, Mr. Bannister, Mr. Crowe, Mr. Henning and Ms. Murphy had 3,186, 4,151, 3,186 and 1,693 restricted shares outstanding, respectively. Mr. Bannister, Mr. Crowe, Mr. Henning and Ms. Murphy were paid dividends on unvested restricted stock of $2,498, $2,574, $2,498 and $1,326, respectively, in 2012. Dividends paid on shares of unvested restricted stock are included in All Other Compensation in the table above.

The Compensation Committee of the Board has established stock ownership guidelines for Directors that recommend that each Director own a minimum of 15,000 shares of the Company’s Common Stock within five years of such Director’s initial election to the Board. At April 5, 2013, each current Director who has served five years on the Board was in compliance with the stock ownership guidelines.

The Board is subject to the Company’s policy regarding pledging and hedging of the Company’s Common Stock, as further described in the “Compensation, Discussion and Analysis” section of this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee is comprised of all of the Independent Directors. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee is responsible for monitoring these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to the independent registered public accounting firm’s independence. The Audit Committee relies, without independent verification, on the information provided to it and on presentations and statements of fact made by management, the internal auditors and the independent registered public accounting firm.

In connection with these responsibilities, as discussed elsewhere in this Proxy Statement, the Audit Committee held four meetings and six telephonic meetings during 2012. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the independent registered public accounting firm. The Audit Committee discussed with representatives of the independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee also met with representatives of KPMG, with and without management and the internal auditors present, to discuss the Company’s fiscal 2012 financial statements and the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed the December 29, 2012 financial statements with management and reviewed and discussed the status of the Company’s internal control over financial reporting with management and the internal auditors. The Audit Committee also discussed with representatives of the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and also received written disclosures and the letter from KPMG required by the Public Company Accounting Oversight Board regarding KPMG’s independence from the Company. The Audit Committee had discussions with representatives of the independent registered public accounting firm concerning the independence of the independent registered public accounting firm under the rules and regulations governing auditor independence promulgated under the Sarbanes-Oxley Act. The Audit Committee had discussions with management and the internal auditors concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission (“SEC”) and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

The Board has determined that Mr. Bannister, Mr. Henning and Mr. Thoele, each an independent director under the NASDAQ and SEC audit committee structure and membership requirements, meet the SEC criteria of an “audit committee financial expert” under the standards established by Item 407(d) of Regulation S-K under the Securities Act. Mr. Bannister’s background and experience includes serving as a Managing Director of Deutsche Bank Alex Brown Incorporated, a General Partner of Grotech Capital Group, and currently as Chairman of the North American Region of FTI Consulting, Inc., a global business consulting firm listed on the New York Stock Exchange. In addition, Mr. Bannister was a certified public accountant employed as an audit manager at the firm of Deloitte, Haskins and Sells. Mr. Henning’s background and experience includes serving in various capacities with Ernst & Young from 1961 to 2000, including Deputy Chairman of Ernst & Young from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September

1993 to December 1999. Mr. Thoele’s background and experience includes service as an audit partner with KPMG from 1982 to 2009. Mr. Thoele also served as Managing Partner of the Jacksonville office of KPMG from 1991 to 2007, partner in charge of the North Florida audit practice of KPMG from 1996 to 2007 and as a lead partner in KPMG’s private equity practice from 2007 to 2009.

During 2012, the Audit Committee preapproved the continuation of all non-audit services to be rendered to the Company by the independent registered public accounting firm in 2012 (which services are disclosed elsewhere in this Proxy Statement) and concluded that these services were compatible with maintaining the independence of the registered public accounting firm.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 29, 2012, filed with the SEC on February 21, 2013. The Audit Committee has also selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2013 and has recommended to the Board that this selection be presented to the stockholders for ratification.

THE AUDIT COMMITTEE

Michael A. Henning, Chairman

Homaira Akbari

David G. Bannister

Diana M. Murphy

Larry J. Thoele

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers (the “Executive Officers”) of the Company. The Executive Officers of the Company serve at the discretion of the Board and until their successors are duly elected and qualified. For information regarding ownership of Common Stock by the Executive Officers of the Company, see “Security Ownership by Management and Others.” There are no family relationships among any of the Directors and Executive Officers of the Company or any of its Subsidiaries.

Name	Age	Business Experience

Henry H. Gerkens	62	See previous description under “Directors of the Company.”

James B. Gattoni	51	Mr. Gattoni has been an Executive Officer of the Company since January 2005. Mr. Gattoni has been Executive Vice President and Chief Financial Officer of the Company since January 2013. Mr. Gattoni was Vice President and Chief Financial Officer of the Company from April 2007 to January 2013. Mr. Gattoni was Vice President and Co-Chief Financial Officer of the Company from January 2007 to April 2007. He was Vice President and Corporate Controller of Landstar System Holdings, Inc. (“LSHI”) from July 2000 to January 2007. He was Corporate Controller from November 1995 until July 2000. He is also an officer or director of each of the Subsidiaries.

Michael K. Kneller	38	Mr. Kneller has been an Executive Officer of the Company since June 2005. He has been Vice President, General Counsel and Secretary of the Company since June 2005. Prior to joining the Company in 2005, Mr. Kneller was a corporate attorney at the law firm of Debevoise & Plimpton LLP. He is also an officer or director of each of the Subsidiaries.

Name	Age	Business Experience

Patrick J. O’Malley	54	Mr. O’Malley has been an Executive Officer of the Company since January 2008. He has been Vice President and Chief Commercial and Marketing Officer of the Company since May 2011. Mr. O’Malley served as Vice President and Chief Operating Officer of the Company from January 2011 until May 2011. Mr. O’Malley served as Vice President and Co-Chief Operating Officer of the Company from August 2009 until January 2011. Mr. O’Malley has served as President of Landstar Global Logistics, Inc. and Landstar Transportation Logistics, Inc. since February 2011. Mr. O’Malley has served as President of Landstar Express America, Inc., Landstar Gemini, Inc. (“Landstar Gemini”), Landstar Inway, Inc. (“Landstar Inway”), Landstar Ligon, Inc. (“Landstar Ligon”) and Landstar Ranger, Inc. (“Landstar Ranger”) since January 2008. Mr. O’Malley was Executive Vice President of Operations for Landstar Gemini, Landstar Inway, Landstar Ligon and Landstar Ranger from January 2005 to December 2007. Mr. O’Malley held various other positions with subsidiaries of the Company since 1988.

Joseph J. Beacom	48	Mr. Beacom has been an Executive Officer of the Company since January 2006. He has been Vice President and Chief Safety and Operations Officer since May 2011. Mr. Beacom served as Vice President and Chief Safety, Security and Compliance Officer of the Company from January 2006 until May 2011. Mr. Beacom served as Vice President and Chief Safety, Security and Compliance Officer of LSHI from May 2005 to May 2011. Prior to May 2005, Mr. Beacom held various other positions with subsidiaries of the Company since 1995.

Larry S. Thomas	52	Mr. Thomas has been an Executive Officer of the Company since January 2005. He has been Vice President and Chief Information Officer of the Company since January 2005. Mr. Thomas has been Vice President and Chief Information Officer of LSHI since May 2001. He was Vice President of Research and Development of LSHI from July 2000 until May 2001. From April 1994 until July 2000, he was Director of Management Information Systems of Landstar Ligon.

Compensation Discussion and Analysis

Overall Policy

The Company’s executive compensation philosophy is designed to attract and motivate executive talent best suited to develop and implement the Company’s business strategy. These objectives are attained by tying a significant portion of each executive’s compensation to the Company’s success in meeting specified annual corporate financial performance goals and, through the grant of stock-based awards, to appreciation in the Company’s stock price. The Company’s philosophy is to recognize individual contributions while supporting a team approach in achieving overall business objectives and increasing shareholder value.

The key elements of the Company’s executive compensation consist of base salary, annual incentive payments and stock-based awards. The Company’s policies with respect to each of these elements, including the basis for the compensation awarded, are discussed below.

The Company’s philosophy is to pay annual compensation generally in cash, with long-term incentive compensation paid in the form of stock-based awards. Base salary is intended to constitute a modest percentage of total compensation. The annual incentive compensation plan is designed to pay substantial compensation for superior performance. Stock-based awards have historically accounted for a significant portion of each Named Executive’s total compensation. The Company awards stock options, restricted stock and performance stock units to its Named Executives as a reward for the achievement of overall business objectives and to help align management’s future interests with that of the Company’s stockholders. The Company believes that its compensation practices align executive compensation with financial performance and, as such, executive compensation generally is consistent with the Company’s variable cost business model.

The Compensation Committee of the Board is solely responsible for decisions with respect to the compensation of the Company’s President and Chief Executive Officer, Henry H. Gerkens. The Compensation Committee is also responsible, taking into consideration recommendations of the President and Chief Executive Officer, for decisions with respect to the compensation awarded to the other individuals whose compensation is detailed below (such other officers, together with Mr. Gerkens, collectively herein referred to as the “Named Executives”), subject to review by the entire Board.

The executive compensation program is reviewed annually by the Compensation Committee. Periodically, at the Compensation Committee’s sole discretion, an independent review of the executive compensation program may be performed by outside consultants.

The Company provides its stockholders with the opportunity to cast an annual advisory vote on Named Executive compensation as described in its proxy statement (commonly known as a “say-on-pay” proposal). At the Company’s annual meeting of stockholders held in May 2012, more than 93% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. As noted above, the say-on-pay vote is advisory and therefore not binding on the Compensation Committee. However, the Compensation Committee values the opinion of the Company’s stockholders and, to the extent there were any significant vote against the Named Executive compensation as disclosed in this Proxy Statement, would consider the stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

Base Salaries

Base salaries for Executive Officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Salary adjustments are determined by evaluating the performance of the Company and of each Executive Officer, and also take into account the assumption of, or changes in, responsibilities, if any. The financial results of the operating functions which report into an Executive Officer or for which an Executive Officer otherwise has responsibility are also considered. The base salaries of the five Named Executives are detailed in the Summary Compensation Table that follows.

Performance Based Compensation

The Company maintains performance based compensation programs that are designed to encourage the Company’s Executive Officers to achieve various financial goals linked to operating objectives both for the Company’s upcoming fiscal year as well as for the longer term performance of the enterprise. The Company’s performance based compensation program includes the Company’s annual incentive program and stock-based awards program, each of which are further described below.

Annual Incentive Compensation

The Company’s objective with respect to the Landstar System, Inc. Executive Incentive Compensation Plan, adopted by the Board and approved by the stockholders effective January 1, 2012 (the “EICP”), is to encourage the Company’s Executive Officers to achieve various financial goals linked to operating objectives for the Company’s upcoming fiscal year. These annual goals are developed as part of the Company’s budgeting process and in general are aligned with the Company’s long-term objectives with respect to earnings growth. Prior to the beginning of each annual fiscal period, the Compensation Committee reviews and approves, among other financial metrics, the budgeted amount for diluted earnings per share. In establishing the 2012 budgeted amounts for diluted earnings per share, management considered a growth factor over 2011 operating results and forecasted 2012 U.S. economic factors such as industrial production, estimated freight demand and capacity availability. Once the annual budgeted goal is approved, the EICP is designed to incent management to meet and, when possible, to exceed their goals. An executive’s incentive compensation payment continues to increase as actual results for the fiscal year exceed budgeted amounts. As further described below, actual payments under the EICP are calculated based upon how much actual results exceed budgeted diluted earnings per share, using a predetermined formula, up to the maximum annual payment per eligible participant as per the EICP as approved by the Company’s stockholders, all subject to the discretion of the Compensation Committee. For the 2012 fiscal year, the maximum annual payment per eligible participant was $3 million.

With respect to the 2012 fiscal year, each of the Named Executives had a target under the EICP based on a specific budgeted diluted earnings per share amount approved in connection with the Company’s annual operating budget. The Compensation Committee believes it is appropriate to establish the targets under the EICP based on diluted earnings per share because (1) each of the Named Executives were in positions of broad responsibility over various components that affect the Company’s diluted earnings per share amount, (2) the Compensation Committee believes that diluted earnings per share is the primary financial measure reflecting the performance of the Company’s overall strategic direction and on that basis evaluates the performance of the Named Executives and (3) the Compensation Committee believes it is appropriate to compensate the Named Executives upon achievement of Company-wide, rather than division or function specific, budgeted targets in order to focus executive management on Company-wide strategic and financial performance goals.

The “target” amount of diluted earnings per share under the EICP refers to the amount of diluted earnings per share that would be required to give effect to a “one-time incentive payment”. A “one-time incentive payment” under the EICP equals 100% of the executive’s EICP percentage multiplied by such executive’s base salary. The EICP percentages for the Named Executives in 2012 were as follows: Mr. Gerkens, 100%, Mr. Gattoni, 65%, Mr. Kneller, 40%, Mr. O’Malley, 40% and Mr. Beacom, 40%.

For purposes of these calculations, the Company’s budgeted diluted earnings per share was determined by assuming that the EICP bonus would be payable at target. For example, each Named Executive would have received a “one-time incentive payout” if the Company’s actual diluted earnings per share amount for the fiscal year equaled budgeted diluted earnings per share after giving effect to such one-time incentive payment. If the Company’s actual diluted earnings per share amount for the fiscal year were less than the “target” amount of diluted earnings per share, no incentive payment would have been made to the Named Executives under this portion of the EICP. If the Company’s actual diluted earnings per share for the fiscal year were greater than the “target” amount of diluted earnings per share after giving effect to a one-time incentive payment, the EICP payment for each Named Executive would be calculated by multiplying each such executive’s base salary by such executive’s EICP percentage multiplied by one plus a predetermined factor. This factor equaled 33 1/3 percent for each one percent by which actual diluted earnings per share (after giving effect to a one-time incentive payout) exceeded target diluted earnings per share. Individual amounts calculated under the EICP may be adjusted at the discretion of the Compensation Committee in accordance with the Company’s 162(m) stockholder-approved EICP. The Company has met or exceeded the budgeted amount for diluted earnings per share in four of the preceding five fiscal years.

The target amount of diluted earnings per share under the EICP with respect to the 2012 fiscal year was $2.59, which represented a 9% increase from the actual diluted earnings per share for the 2011 fiscal year. Diluted earnings per share for the 2012 fiscal year exceeded target diluted earnings per share by 6.4%, or $0.17 per share, and exceeded fiscal year 2011 diluted earnings per share by 16%, or $0.39 per share. As actual results for fiscal year 2012 exceeded the target, the EICP payment for each Named Executive was calculated by multiplying each such executive’s base salary by such executive’s EICP percentage multiplied by 3.13 (or, one plus (6.4 multiplied by 0.33)).

In addition, prior to the beginning of each annual fiscal period, the Compensation Committee also reviews and approves a budgeted amount for revenue as part of the Company’s budgeting process and in connection with the establishment of a sales incentive plan under the EICP. The budgeting process used to establish the 2012 budgeted amount for revenue is similar to that used to establish the 2012 budgeted amount for diluted earnings per share. Mr. O’Malley, as Chief Commercial and Marketing Officer with responsibility for the Company’s field operations in support of its independent sales agents, was eligible for an additional incentive compensation payment under the EICP based upon achievement of this budgeted revenue goal. None of the other Named Executives were eligible for an additional incentive compensation payment under the EICP on this basis. The budgeted revenue goal with respect to the 2012 fiscal year was $2,890,487,000. Revenue in fiscal year 2012 fell short of the budgeted revenue goal and, accordingly, Mr. O’Malley did not receive any bonus payment under the Company’s sales incentive plan for the 2012 fiscal year.

Stock-based Awards

Under the Company’s 2011 Landstar System, Inc. Equity Incentive Plan, stock-based awards may be granted to the Company’s Executive Officers and certain other key employees. No further grants of stock-based awards can be made under the Amended and Restated 2002 Employee Stock Option and Stock Incentive Plan (together with the 2011 Equity Incentive Plan, the “Employee Equity Plans”). The Compensation Committee determines the type and number of stock-based awards to be granted to a Named Executive based on such Named Executive’s job responsibilities, the individual performance evaluation of such Named Executive, including the achievement of certain specified performance related goals, and overall Company performance. Stock-based awards are typically granted to Named Executives once a year.

The Company has historically granted stock options and restricted stock under the Employee Equity Plans. As further discussed below, in 2012 the Compensation Committee initiated a new program to over time grant performance related stock awards in the form of restricted stock units (the “RSUs”) to Named Executives on an annual basis rather than stock options or restricted stock. Each RSU represents the contractual right to receive one share of Common Stock (subject to adjustment as provided in the Employee Equity Plans) when the award becomes vested. The Compensation Committee believes that grants of RSUs will over time be the principal vehicle through which the Named Executives will be granted additional stock-based awards in the Company. The Compensation Committee continues to believe, however, that stock options, restricted stock and other forms of stock-based awards that may be granted under the Employee Equity Plans remain effective methods that may continue to be used in the future as part of the Company’s long term compensation program.

In prior years, Named Executives have been granted stock options on an annual basis that vest 100% after a period that may range from three to five years from the date of grant or in three or five equal annual installments commencing on the first anniversary of the date of grant. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. In 2012, awards to Named Executives were made on February 6, 2012. Stock option grants made to Named Executives in 2012 vest in five equal annual installments commencing on the first anniversary of the date of grant.

Shares of restricted stock have also been granted to Named Executives under the Employee Equity Plans. Restricted stock has been granted that vests in three or five equal annual installments commencing on the first anniversary of the date of grant or 100% after a period that may range from three to five years from the date of grant. No shares of restricted stock were granted to Named Executives in 2012.

On January 2, 2012, the Company granted in aggregate 63,000 RSUs to Named Executives other than Mr. Gerkens, who did not receive a grant of RSUs in 2012. Under this grant, Mr. Gattoni received 18,000 RSUs and Messrs. Beacom, Kneller and O’Malley each received 15,000 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant than Messrs. Beacom, Kneller and O’Malley in reflection of the breadth of Mr. Gattoni’s responsibilities covering the Company’s financial, administrative and information systems functions. The number of RSUs that vest under this grant is determined annually, for each year in the five-year period from the date of grant, by multiplying the number of RSUs granted by the sum of (a) the average of the percentage change (positive or negative) in operating income and diluted earnings per share in each of the five years as compared to operating income and diluted earnings per share reported in the Company’s 2011 fiscal year, plus (b) 5%, rounded to the nearest whole number, less (c) the number of RSUs previously vested. No dividends are paid on RSUs and RSUs have no voting rights. The fair value of an RSU is determined based on the market value of the Company’s Common Stock on the date of grant, discounted for lack of marketability for a minimum post-vesting holding requirement. On January 2, 2013, the Company granted an additional 63,000 RSUs to Named Executives, other than Mr. Gerkens, on terms similar to the terms of the January 2, 2012 grant.

On January 23, 2013, the Company granted to Mr. Gerkens 100,000 RSUs under the Company’s 2011 Equity Incentive Plan. The RSUs will vest on January 31 of 2014, 2015, and 2016, with the number of RSUs that vest on each vesting date determined by multiplying 100,000 by the sum of (1) the percentage increase in operating income in the most recently completed fiscal year as compared to the results from the immediately preceding fiscal year (for example, on January 31, 2014, the percentage increase in operating income for the Company’s 2013 fiscal year as compared to the Company’s 2012 fiscal year), plus (2) the percentage increase in diluted earnings per share in the most recently completed fiscal year as compared to the results from the preceding fiscal year (for example, on January 31, 2015, the percentage increase in diluted earnings per share for the Company’s 2014 fiscal year as compared to the Company’s 2013 fiscal year). Any RSUs that do not become vested as of January 31, 2016 will be forfeited. In general, if (a) Mr. Gerkens’s employment as the Company’s Chief Executive Officer terminates other than in a circumstance under which he becomes entitled to receive the severance benefits described in the letter agreements between the Company and Mr. Gerkens (see the section entitled “Letter Agreements with Mr. Gerkens” below), (b) he fails or ceases to serve as the Executive Chairman of the Company as set forth in the letter agreements, or (c) following the termination of his services as Executive Chairman of the Company, he fails to make himself available to consult with the Company as set forth in the letter agreements, then any portion of the RSUs that have not otherwise become vested prior to the applicable event described in (a), (b) or (c), will be forfeited upon his termination of service. However, if Mr. Gerkens’s employment is terminated due to his death or disability, the unvested RSUs will remain outstanding and eligible for further vesting as described above. Mr. Gerkens will be required to hold, and may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber, the shares that he receives upon settlement of the RSUs, net of any applicable withholding obligations in connection with such settlement, until December 31, 2016.

There are several reasons why the Compensation Committee believes the differences in the nature and terms of the grants to Mr. Gerkens, on the one hand, and the other Named Executives, on the other, are appropriate. The grant to Mr. Gerkens is intended as a non-recurring grant that provides Mr. Gerkens with a long term compensation opportunity over the duration of the remaining term of his letter agreements with the Company and for a short period thereafter (during which time Mr. Gerkens would be a consultant to the Company) in connection with the transition to his successor as Chief Executive Officer, should one be appointed following the end of his current term. The RSU grants to the other Named Executives other than Mr. Gerkens are intended to be annual, recurring grants, subject to the discretion of the Compensation Committee, that the Compensation Committee believes will over time become the principal long term performance based compensation vehicle through which these Named Executives will be granted additional equity in the Company. The Compensation Committee believes that growth in operating income and diluted earnings per share are the two key financial measures reflecting the long term growth of the enterprise. The Compensation Committee believes that the Company would have to achieve superior financial performance in order for a Named Executive to vest in 100 percent of an RSU award. For example, in order for a Named Executive, other than Mr. Gerkens, to vest in 100 percent of an RSU award, the average increase in diluted earnings per share and operating income must equal or exceed the base year (the year immediately preceding the date of grant) operating income and diluted earnings per share by 95 percent in any of the 5 years following the base year.

The Company believes that the granting of stock-based awards in the form of RSUs, stock options and restricted stock is designed to encourage the creation of long-term stockholder value as the number of RSUs that vest is dependent upon growth in the Company’s operating income and diluted earnings per share, no benefit can be realized from stock options unless the stock price exceeds the exercise price over the vesting period and the benefit realized from restricted stock varies directly with the Company’s stock price.

Equity Ownership Guidelines

The Company believes that equity interests held by management help to align the interests of stockholders and management and maximizes stockholder returns over the long term. To that end, the Compensation Committee of the Board has established equity ownership guidelines applicable to the Named Executives of the Company. These guidelines recommend that the Chief Executive Officer of the Company hold a minimum of 50,000 shares of the Company’s Common Stock and each of the other Executive Officers of the Company hold a minimum of 15,000 shares of the Company’s Common Stock, in each case to be achieved within specified time periods. As part of these guidelines, the Compensation Committee has also established specific criteria with respect to the treatment of stock options, shares of restricted stock and RSUs. On the basis of these criteria, each of the Named Executives is currently in compliance with these stock ownership guidelines.

The Board has also established a policy that prohibits the hedging and pledging of the Company’s Common Stock by certain members of the Company’s leadership, including all Directors and Named Executives, under any circumstances.

Deferred Compensation

The Company maintains an Internal Revenue Service Code Section 401(k) Savings Plan (the “401(k) Plan”) for all eligible employees. The Company maintains a Supplemental Executive Retirement Plan (the “SERP”) for all officers, including the Named Executives, of the Company and its subsidiaries. The SERP is designed to provide officers with the option to receive the benefits — tax deferred investment of a certain percentage of the executive’s salary and a Company matching contribution on a certain portion of the executive’s contribution — that are offered under the Company’s 401(k) Plan on the portion of the executive’s salary that is not eligible to be included under the Company’s 401(k) Plan, because it is above the various limitations established in the Internal Revenue Code. Except for the elimination of the maximum salary limitations, the benefits and the investment options of the SERP are the same as the 401(k) Plan. Messrs. Gerkens, Kneller, O’Malley and Beacom have elected to participate in the SERP.

Letter Agreements with Mr. Gerkens

The Company has also entered into a series of letter agreements with Mr. Gerkens, the Company’s Chairman and Chief Executive Officer, to govern the employment relationship of Mr. Gerkens with the Company and provide Mr. Gerkens with certain compensation and benefits in the event of his termination of employment under certain specified circumstances. These letter agreements, in force as of the date of this Proxy Statement, are described below.

Under his January 2, 2008 letter agreement, Mr. Gerkens was granted 400,000 stock options on January 2, 2008 with an additional 100,000 granted on January 2, 2009. These stock options were intended to reward Mr. Gerkens for his significant contributions to the Company and to provide an incentive to Mr. Gerkens for his continued services to the Company. These 500,000 stock options vested in three equal annual installments, on January 2, 2011, January 2, 2012 and January 2, 2013.

The Company and Mr. Gerkens amended the January 2, 2008 letter agreement on December 31, 2008 to comply with Section 409A of the Internal Revenue Code and to clarify and fulfill the intent of certain compensation arrangements in light of such Section 409A changes. Specifically, to effect the original intent of the letter agreement, the Company modified the terms of the 400,000 stock options granted to Mr. Gerkens on January 2, 2008, to provide that they may be exercised, in all events other than a cause termination, for two years following termination of Mr. Gerkens’ employment. The 100,000 stock options granted to Mr. Gerkens on January 2, 2009 were granted subject to this two year exercise provision.

The Company and Mr. Gerkens determined to amend his letter agreement on January 3, 2012 in order to extend its term. Under the January 3, 2012 revision of the letter agreement, Mr. Gerkens will continue to serve as the Chief Executive Officer of the Company through January 3, 2015, and thereafter as the Executive Chairman of the Company until the end of his then current term as a Director of the Company, which is anticipated to be around May 2015. However, either Mr. Gerkens or the Company has the right to request his appointment as Executive Chairman of the Board during the period from the date of the Company’s 2014 Annual Meeting of Stockholders through January 3, 2015. Upon his appointment as Executive Chairman of the Board, Mr. Gerkens will cease to serve as the Chief Executive Officer of the Company and his Key Executive Employment Protection Agreement will become null and void. In addition, upon any such appointment, Mr. Gerkens will continue to be compensated on the same terms and conditions as are currently applicable to him through January 3, 2015, including with respect to his then current annual salary and his target annual bonus, which will continue to be 100% of base salary. Following January 3, 2015, and until the end of his then current term as a Director of the Company (during his service as Executive Chairman), Mr. Gerkens will receive a salary at the annual rate of $500,000 (amended to $575,000 as of January 23, 2013, as further described below) but he will not be eligible to receive any bonus amounts for fiscal year 2015. Following his termination of service as Executive Chairman of the Company (which is anticipated to be around May 2015) and until May 2018, Mr. Gerkens is expected to serve as a non-employee consultant to the Company, providing the Company consulting and other advisory services, for which he will be paid a single lump sum fee of $600,000 payable six months following the end of his employment. As additional consideration for his agreement to extend the term of his employment and his commitment to provide such consulting services, the Company has agreed to make available to Mr. Gerkens continued participation in its health benefits plans (or, in certain circumstances, to assist him in obtaining alternative coverage) through November 2019.

In connection with the continued contributions expected to be made by Mr. Gerkens as Chief Executive Officer of the Company, the January 3, 2012 letter agreement also extends the term of Mr. Gerkens’ rights to certain severance benefits through January 3, 2015. The agreement provides that in the event the Company terminates Mr. Gerkens’ employment other than for cause or disability or Mr. Gerkens terminates his employment for good reason prior to January 3, 2015, in each case at any time that Mr. Gerkens’ right to receive severance is not governed by his Key Executive Employment Protection Agreement, the Company would pay Mr. Gerkens a lump sum severance benefit equal to two times the sum of his annual base salary and the annual bonus that would have been payable to him for the relevant period under the Company’s EICP. In addition, Mr. Gerkens would be entitled to continue to receive health benefits for up to two years from the date of termination. The agreement also provides that if Mr. Gerkens’ employment with the Company ends due to his disability or death, he, or his beneficiary, would be entitled to receive a pro rata portion of the annual bonus that would have been payable to him for the relevant period under the Company’s EICP. The agreement further provides that Mr. Gerkens would work exclusively for the Company while in its employ and not compete with the Company or solicit or hire any of its employees for a two-year period following the end of his employment as Chief Executive Officer for any reason. A copy of the letter agreement between the Company and Mr. Gerkens, dated January 3, 2012, was attached as Exhibit 99.1 to a Current Report on Form 8-K, filed by the Company on January 3, 2012.

On January 23, 2013, the Company and Mr. Gerkens amended the terms of Mr. Gerkens’s employment letter agreement, dated January 3, 2012, to increase Mr. Gerkens’s annual salary from $500,000 to $575,000. Mr. Gerkens last received an increase in his salary to $500,000, effective June 1, 2007, as previously disclosed by the Company. In addition, the letter agreement was amended to increase the consulting fee that will be paid to Mr. Gerkens for his availability to consult with the Company following his termination of service as Executive Chairman of the Company from $600,000 to $700,000. Except as expressly modified by the amendment, the letter agreement remains in full force and effect in accordance with its terms.

In addition to the letter agreements described above, the Company agreed, in a letter dated July 2, 2002, to provide Mr. Gerkens with the right to receive a cash payment in settlement of his outstanding stock options in the event his employment is involuntarily or constructively terminated by the Company in connection with a change in control. The Company entered into this agreement with Mr. Gerkens to provide Mr. Gerkens with additional personal financial security in the event of a change in control of the Company which results in or is likely to result in a termination of his employment and his ability to influence the strategic direction of the Company. A copy of this letter was attached as Exhibit 10.17 to the Annual Report on Form 10-K for the Company’s fiscal year ended December 28, 2002 and is incorporated by reference to the Company’s Annual Report on Form 10-K for the year ending December 29, 2012 as Exhibit 10.11.

Key Executive Employment Protection Agreements

The Board has approved the execution of Key Executive Employment Protection Agreements for each of the Named Executives, to assure that each of these officers will have a minimum level of personal financial security in the context of a change in control transaction to avoid undue distraction due to the risks of job security, and to enable such officer to act in the best interests of stockholders without being influenced by such officer’s economic interests. Each agreement provides certain severance benefits in the event of a change in control of the Company. Generally, (i) if on or before the second anniversary of a “change in control” (x) the Company terminates the covered executive’s employment for any reason other than for “cause” or “disability” or (y) the covered executive voluntarily terminates his employment for “good reason” or (ii) if the covered executive’s employment is terminated by the Company for any reason other than death, “disability” or “cause” or by the covered executive for “good reason”, after the execution of a definitive agreement with respect to a change in control transaction but prior to the consummation thereof, and the transaction contemplated by such definitive agreement is subsequently consummated, such executive will be entitled to severance benefits consisting of a lump sum cash amount equal to a multiple of the sum of (A) the executive’s annual base salary and (B) the amount that would have been payable to the executive as an annual incentive compensation bonus for the year in which the change in control occurs, determined by multiplying his annual base salary by his total “participant’s percentage participation” established for such year under the EICP (or any successor plan thereto). The applicable multiples are: three times for Mr. Gerkens, two times for Messrs. Gattoni and Kneller, and one time for Messrs. O’Malley and Beacom. We set the severance multiples for our Named Executives based on their position and the potential impact to their continued employment in the event of a change in control and to remain competitive within our industry. Each agreement also provides for continuation of medical benefits for up to one year from the date of employment termination of the covered executive.

In recognition of evolving best practices with respect to certain long-standing provisions in the Key Executive Employment Protection Agreements, each of the Key Executive Employment Protection Agreements between the Company and a Named Executive was amended subsequent to the date of the Company’s 2012 Proxy Statement to (i) delete the “modified single trigger” provision whereby the covered executive would have been entitled to certain severance benefits upon voluntarily terminating his employment for any reason at any time within the 60-day period beginning on the 181st day following the “change in control”, (ii) delete the provision that would have provided for certain tax gross-ups to be made to a covered executive in the event payments to the executive were subject to the excise tax on “parachute payments” imposed under Section 4999 of the Internal Revenue Code of 1986 and (iii) provide that any severance benefits payable to a covered executive will be reduced to a level at which no excise tax would be payable, if such reduction would provide such covered executive with a greater net after-tax amount.

The Company believes that the terms of our Key Executive Employment Protection Agreements are consistent with market practice and assist us in retaining the services of our Named Executives.

Other Benefits and Arrangements

The Company provides the Named Executives with certain other benefits and arrangements that the Company believes are reasonable and consistent with its overall compensation program to enable the Company to continue to attract and maintain highly qualified individuals in key positions. The Company pays the premium associated with term life insurance policies covering each of the Named Executives. The dollar value paid by the Company on behalf of each of the Named Executives with respect to these policies is included in the Summary Compensation Table below. The Board has approved and the Company has entered into indemnification agreements with each of the Named Executives providing each such Named Executive with a contractual obligation from the Company to indemnify such individual in connection with such individual’s service as an employee of the Company (and in the case of Mr. Gerkens, his service as a member of the Board) to the fullest extent permitted by applicable law. The Company retains discretion to provide Named Executives with the use of certain equipment in connection with their job responsibilities, including cell phone, and other computer and communications equipment and maintenance of connectivity for such equipment in the Named Executive’s home.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1 million paid to certain of its Executive Officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its Executive Officers for the performance exception to non-deductibility. Equity awards under the Company’s Employee Equity Plans currently meet these requirements. At the 2012 Annual Meeting, the Company received stockholder approval for the EICP so that any annual awards payable thereunder (subject to certain limits) would qualify for the performance exception under Section 162(m). Under the EICP as approved, the maximum annual bonus payment per participant that could be awarded is $3 million. The Company believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Company generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but the Compensation Committee reserves the right to pay amounts which are not deductible in appropriate circumstances.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

David G. Bannister, Chair

Homaira Akbari

Michael A. Henning

Diana M. Murphy

Larry J. Thoele

Compensation of Named Executives.    The following table summarizes the compensation paid to (i) the Chairman of the Board, President and Chief Executive Officer, (ii) the Principal Financial Officer and (iii) the Company’s three most highly compensated Executive Officers other than the Chairman of the Board, President and Chief Executive Officer and the Principal Financial Officer (such five individuals, collectively, the “Named Executives”).

Summary Compensation Table

Name and Principal Position	Year	Salary (1)($)	Stock Awards (2)($)	Option Awards (3)($)	Non-Equity Incentive Plan Compensation (4)($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings (5)($)	All Other Compensation (6)($)	Total ($)
Henry H. Gerkens	2012	500,000	—	—	1,565,107	61,937	32,219	2,159,263
Chairman of the Board, President and CEO	2011	500,000	—	—	2,103,000	—	31,438	2,634,438
	2010	500,000	—	—	3,000,000	44,253	29,604	3,573,857

James B. Gattoni	2012	255,000	806,031	419,031	518,833	—	14,612	2,013,507
Executive Vice President and Chief Financial Officer	2011	255,000	66,288	162,258	700,000	—	12,233	1,195,779
	2010	245,000	62,560	139,637	1,125,000	—	11,457	1,583,654

Patrick J. O’Malley	2012	230,000	671,693	293,322	287,980	7,433	15,014	1,505,442
Vice President and Chief Commercial and Marketing Officer	2011	225,000	192,222	150,239	385,000	—	11,345	963,806
	2010	215,000	54,740	139,637	610,000	5,408	10,295	1,035,080

Joseph J. Beacom	2012	215,000	671,693	321,257	269,198	7,175	12,359	1,496,682
Vice President and Chief Safety and Operations Officer	2011	202,500	183,936	210,334	200,000	—	9,490	806,260
	2010	182,500	46,920	139,637	270,000	4,275	8,095	651,427

Michael K. Kneller	2012	225,000	671,693	293,322	281,719	3,604	12,654	1,487,992
Vice President, General Counsel and Secretary	2011	216,000	58,002	255,406	365,000	—	10,174	904,582
	2010	211,000	54,740	81,455	610,000	2,726	9,678	969,599

(1)	Amounts shown include any salary deferred at the election of the Named Executive under the Landstar 401(k) Savings Plan and/or the SERP.

(2)

Stock award amounts for 2012 reflect the aggregate grant date fair value of RSUs computed in accordance with generally accepted accounting principles. Stock award amounts for 2011 and 2010 reflect the aggregate grant date fair value of shares of restricted Common Stock granted during each fiscal year computed in accordance with generally accepted accounting principles. Assumptions used in calculating the fair market value of each type of stock award granted are included in the footnotes to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012 filed with the SEC.

(3)	Option award amounts reflect the aggregate grant date fair value of stock option grants during each fiscal year computed in accordance with generally accepted accounting principles. Assumptions used in calculating the fair market value of stock options granted are included in the footnotes to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012 filed with the SEC.

(4)	These payments constitute payments under the EICP.

(5)	Represents aggregate earnings during each fiscal year on investments held on behalf of the Named Executives under the SERP. Amounts for 2011 exclude losses of $21,056, $977, $1,875 and $929 for Messrs. Gerkens, O’Malley, Beacom and Kneller, respectively.

(6)	Amounts include contributions made by the Company under the Landstar 401(k) Savings Plan on behalf of the Named Executives, contributions made by the Company under the SERP on behalf of the Named Executives, the dollar value of term life insurance premiums paid by the Company on behalf of the Named Executives and dividends paid on unvested restricted stock in the following amounts:

	401(k)	SERP	Insurance Premiums	Dividends Paid on Unvested Restricted Stock	Total
2012
Henry H. Gerkens	$10,000	$10,000	$12,219		$32,219
James B. Gattoni	10,000		1,242	$3,370	14,612
Patrick J. O’Malley	9,200		1,132	4,682	15,014
Joseph J. Beacom	8,170	430	684	3,075	12,359
Michael K. Kneller	9,000		432	3,222	12,654
2011
Henry H. Gerkens	$9,800	$10,200	$11,438		$31,438
James B. Gattoni	9,800		1,242	$1,191	12,233
Patrick J. O’Malley	9,000		1,104	1,241	11,345
Joseph J. Beacom	7,776	324	639	751	9,490
Michael K. Kneller	8,640		413	1,121	10,174
2010
Henry H. Gerkens	$9,800	$10,200	$9,604		$29,604
James B. Gattoni	9,800		783	$874	11,457
Patrick J. O’Malley	8,600		1,049	646	10,295
Joseph J. Beacom	7,300		567	228	8,095
Michael K. Kneller	8,440		402	836	9,678

Grants of Plan-Based Awards.    The following table illustrates the threshold, target and maximum amounts that could have been payable in respect of 2012 services under the EICP. The following table also sets forth the number of and information about stock-based awards granted in fiscal 2012 to each of the Named Executives of the Company.

Grants of Plan-based Awards

Name	Grant Date	Date of Compensation Committee Action	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)	Fair market value on date of grant ($/Sh)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Henry H. Gerkens			500,000	500,000	3,000,000
James B. Gattoni	January 3, 2012(1)	November 29, 2011				—	13,500	18,000			806,031	48.15
	February 6, 2012(2)	January 25, 2012							30,000	51.99	419,031	51.99
			165,750	165,750	3,000,000
Patrick J. O’Malley	January 3, 2012(1)	November 29, 2011				—	11,250	15,000			671,693	48.15
	February 6, 2012(2)	January 25, 2012							21,000	51.99	293,322	51.99
			92,000	92,000	3,000,000
Joseph J. Beacom	January 3, 2012(1)	November 29, 2011				—	11,250	15,000			671,693	48.15
	February 6, 2012(2)	January 25, 2012							23,000	51.99	321,257	51.99
			86,000	86,000	3,000,000
Michael K. Kneller	January 3, 2012(1)	November 29, 2011				—	11,250	15,000			671,693	48.15
	February 6, 2012(2)	January 25, 2012							21,000	51.99	293,322	51.99
			90,000	90,000	3,000,000

(1)	Performance-related stock awards in the form of Restricted Stock Units (“RSUs”) vest annually based on the average of the percentage change in operating income and diluted earnings per share as compared to the results from the 2011 fiscal year, plus 5%, rounded to the nearest whole number, less the number of RSUs that have previously vested. All unvested RSUs expire 2 days after the issuance of the fiscal year end 2016 earnings release. The estimated future payouts under these awards assumes, at the maximum payout, 100 percent of the awards granted will vest, 75 percent of the awards granted will vest at the target (representing the number of awards that will vest assuming future performance over the remaining term of the award will be representative of the 2012 fiscal year performance) and no awards are assumed vested at the threshhold. The grant date fair value of these awards was $48.15.

(2)	Stock options granted shall become exercisable in five equal installments on each of the first five anniversaries of the date of grant, provided the employee is continuously employed by the Company through such anniversary date.

Option Exercises.    The following table sets forth the number and value of all stock options exercised and all restricted shares that vested during the 2012 fiscal year by each of the Named Executives.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise (1)($)	Number of shares acquired on vesting (#)	Value realized on vesting (2)($)
Henry H. Gerkens	453,382	5,337,735
James B. Gattoni	53,619	954,647	528	24,980
Patrick J. O’Malley			462	21,857
Joseph J. Beacom			396	18,735
Michael K. Kneller	65,000	990,375	462	21,857

(1)	The value realized represents the difference between the fair market value of the shares of Common Stock acquired on the date of exercise and the exercise price of the stock options. The fair market value was calculated based upon the average of the high and low bid and ask prices per share of Common Stock as reported on NASDAQ on the respective stock option exercise dates.

(2)	The value realized represents the fair market value of the shares of Common Stock on the vesting date. The fair market value was calculated based upon the average of the high and low bid and ask prices per share of Common Stock as reported on NASDAQ on the respective vesting dates.

Outstanding Equity Awards at Fiscal Year End.    The following table sets forth the outstanding equity awards held by the Named Executives at December 29, 2012.

Outstanding Equity Awards

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Henry H. Gerkens		133,334	41.5700	1/2/2018	(1)
		33,334	39.3200	1/2/2019	(2)

James B. Gattoni	160		37.3088	1/3/2015	(3)	4,616	(8)	238,278	18,000	(9)	929,160
	1,602		32.1300	1/27/2015	(4)
	40,000		43.6600	2/2/2016	(3)
	2,619		38.1800	1/2/2017	(5)
	32,000	8,000	41.5700	1/2/2018	(4)
		30,000	39.3200	1/2/2019	(6)
	4,800	7,200	37.0700	1/29/2020	(4)
	2,700	10,800	41.8000	2/3/2021	(4)
		30,000	51.9900	2/6/2022	(4)

Patrick J. O’Malley	3,201		32.1300	1/27/2015	(4)	6,414	(10)	331,091	15,000	(9)	774,300
	4,000		43.6600	2/2/2016	(4)
	4,000		44.3200	2/1/2017	(4)
		40,000	41.5700	1/2/2018	(7)
		25,000	39.3200	1/2/2019	(6)
	4,800	7,200	37.0700	1/29/2020	(4)
	2,500	10,000	41.8000	2/3/2021	(4)
		21,000	51.9900	2/6/2022	(4)

Joseph J. Beacom	4,000		32.1300	1/27/2015	(4)	4,212	(11)	217,423	15,000	(9)	774,300
	4,000		43.6600	2/2/2016	(4)
	20,000		43.6600	2/3/2016	(3)
	4,500		44.3200	2/1/2017	(3)
	16,000	4,000	41.5700	1/2/2018	(4)
		15,000	39.3200	1/2/2019	(6)
	4,800	7,200	37.0700	1/29/2020	(4)
	3,500	14,000	41.8000	2/3/2021	(4)
		23,000	51.9900	2/6/2022	(4)

Michael K. Kneller	7,500		44.3200	2/1/2017	(3)	4,414	(12)	227,851	15,000	(9)	774,300
	20,000	5,000	41.5700	1/2/2018	(4)
		25,000	39.3200	1/2/2019	(6)
	2,800	4,200	37.0700	1/29/2020	(4)
	4,250	17,000	41.8000	2/3/2021	(4)
		21,000	51.9900	2/6/2022	(4)

(1)	Stock options vested as to 133,334 shares on January 2, 2013.

(2)	Stock options vested as to 33,334 shares on January 2, 2013.

(3)

All stock options, which may represent the remaining outstanding portion of a stock option award where stock options have previously been exercised, vest at a rate of 33  1/3% per year over the first three years of the stock option term, which began ten years prior to the expiration date shown.

(4)	All stock options, which may represent the remaining outstanding portion of a stock option award where stock options have previously been exercised, vest at a rate of 20% per year over the first five years of the stock option term, which began ten years prior to the expiration date shown.

(5)	All stock options vested on January 2, 2012.

(6)	All stock options vest on January 2, 2014.

(7)	All stock options vested on January 2, 2013.

(8)	Restricted stock vests as to 3,000 shares on July 16, 2014 and as to 544 shares on December 31, 2013. Restricted stock vested as to 528 and 544 shares on December 31, 2012 and January 4, 2013, respectively.

(9)	For information regarding the vesting of RSUs, see “Compensation Discussion and Analysis — Performance Based Compensation — Stock- based Awards.”

(10)	Restricted stock vests as to 2,000 and 3,000 shares on July 16, 2014 and June 3, 2016, respectively, and as to 476 shares on December 31, 2013. Restricted stock vested as to 462 and 476 shares on December 31, 2012 and January 4, 2013, respectively.

(11)	Restricted stock vests as to 3,000 shares on June 3, 2016 and as to 408 shares on December 31, 2013. Restricted stock vested as to 396 and 408 shares on December 31, 2012 and January 4, 2013, respectively.

(12)	Restricted stock vests as to 3,000 shares on July 16, 2014 and as to 476 shares on December 31, 2013. Restricted stock vested as to 462 and 476 shares on December 31, 2012 and January 4, 2013, respectively.

Nonqualified Deferred Compensation.    The following table provides the contributions, earnings and balances under the SERP as of and for the fiscal year ended December 29, 2012 for the Named Executives:

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Henry H. Gerkens	25,000	10,000	61,937		562,531
Patrick J. O’Malley			7,433		53,875
Joseph J. Beacom	10,750	430	7,175		64,672
Michael K. Kneller			3,603		21,962

Eligible employees can elect to make deferred contributions to the SERP, based on a percentage of their base salary, subject to certain limitations. To the extent the employee has achieved the maximum allowable matching contribution under the Landstar System, Inc. 401(k) Savings Plan, the Company will contribute an amount equal to 100% of the first 3% and 50% of the next 2% of such contributions subject to certain limitations. Interest, earnings or appreciation (less losses and depreciation) with respect to investment balances included in the employee’s SERP account balance are credited to the employee’s investment balance. As of December 29, 2012, distributions under the SERP were payable in the same form and at the same time as distributions under the 401(k) Plan, or upon request by the employee, shortly after termination from employment. Investments in the SERP include primarily mutual funds and are valued using quoted market prices. The table below shows the investment options available to an employee under the SERP and their annual rate of return for 2012 as reported by the administrator of the SERP.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
BlackRock Inflation Protected Bond A	6.62%	MFS Massachusetts Investors Tr R3	19.18%
RidgeWorth Core Bond I	3.79%	T. Rowe Price Retirement 2025 Fund	16.00%
Vanguard 500 Index Fund	15.82%	T. Rowe Price Retirement 2030 Fund	16.82%
MFS Massachusetts Investors Growth Stock R3	16.90%	T. Rowe Price Retirement 2035 Fund	17.35%
Dreyfus Small Cap Stock Index Fund	16.02%	T. Rowe Price Retirement 2050 Fund	17.55%
T. Rowe Price Retirement 2010 Fund	12.44%	T. Rowe Price Retirement 2045 Fund	17.62%
Federated Prime Obligations Fund SS	0.01%	T. Rowe Price Retirement 2040 Fund	17.55%
MFS Value R3	16.13%	Perkins Small Cap Value S	8.76%
T. Rowe Price Retirement 2015 Fund	13.81%	T. Rowe Price Mid Cap Value Fund	19.63%
T. Rowe Price Retirement 2020 Fund	15.01%	Allianz NFJ International Value A	21.44%
T. Rowe Price Mid Cap Growth Fund	13.91%	Janus Overseas Fund S	12.09%
INVESCO Small Cap Growth Fund	18.35%

Potential Payment Upon Termination or Change in Control

The table below reflects the amount of compensation payable to each of the Named Executives in the event of a qualifying termination of employment in connection with a change in control or possible change in control under the Key Executive Employment Protection Agreements, as further described in the Compensation Discussion and Analysis section of this Proxy Statement as of the end of the Company’s 2012 fiscal year. The table below also reflects letter agreements between the Company and Mr. Gerkens as of December 29, 2012, that provide for certain severance benefits for Mr. Gerkens. Each of these letter agreements is further described in the Compensation Discussion and Analysis section of this Proxy Statement. In addition, in accordance with the provisions of the Company’s stock-based award plans, all outstanding, non-vested stock options and restricted stock are subject to accelerated vesting upon a change in control of the Company.

Name	Change in Control(1) ($)	Severance Upon Termination without Cause or for Good Reason(2) ($)
Henry H. Gerkens	4,766,914	2,016,909
James B. Gattoni	2,561,969
Patrick J. O’Malley	1,800,277
Joseph J. Beacom	1,569,132
Michael K. Kneller	1,798,785

(1)	Change in Control amounts include severance benefits, target bonus and medical benefits under the Key Executive Employment Protection Agreements, as described further in the Compensation Discussion and Analysis, plus the intrinsic value of unvested restricted stock and stock options outstanding based on the closing price of $51.62 on December 29, 2012 and assuming accelerated vesting upon a change in control of the Company, effective as of that date. The value of medical benefits for each Named Executive equals the payments that may be waived by the Company on behalf of such Named Executive for the continuation of existing coverage for up to one year under the Company’s medical benefit plans pursuant to such Named Executive’s Key Executive Employment Protection Agreement.

(2)	Severance amount includes $2,000,000 of severance and $16,909 of medical benefits.

Item 402(s) Statement

The Compensation Committee has considered the potential risks arising from the Company’s compensation policies and practices for all employees and does not believe the risks from those compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of March 25, 2013 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, nominee for election as a Director and Executive Officers of the Company, and (iii) all Directors and Executive Officers as a group. Except as otherwise indicated, the business address of each stockholder listed on the table below is c/o Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

Name of Beneficial Owner	Position(s)	Amount and Nature of Beneficial Ownership	Ownership Percent of Class(1)
(i)
T. Rowe Price Associates, Inc.(2)(3)		4,750,500	10.2%
BlackRock, Inc.(2)(4)		3,239,509	7.0%
Janus Capital Management LLC(2)(5)		2,889,670	6.2%
The Vanguard Group(2)(6)		2,576,921	5.5%
Kayne Anderson Rudnick Investment Management, LLC(2)(7)		2,473,228	5.3%
Royce & Associates, LLC(2)(8)		2,318,600	5.0%
(ii)
Homaira Akbari(9)	Director and Nominee for Director	552	*
David G. Bannister(10)	Director	23,435	*
Jeffrey C. Crowe(11)	Director	37,623	*
Michael A. Henning(12)	Director	15,332	*
Diana M. Murphy(13)	Director and Nominee for Director	44,726	*
Larry J. Thoele(14)	Director and Nominee for Director	4,552	*
Henry H. Gerkens(15)	Chairman of the Board, President and Chief Executive Officer	130,660	*
James B. Gattoni(16)	Executive Vice President and Chief Financial Officer	159,163	*
Larry S. Thomas(17)	Vice President and Chief Information Officer	127,876	*
Michael K. Kneller(18)	Vice President, General Counsel and Secretary	57,175	*
Patrick J. O’Malley(19)	Vice President and Chief Commercial and Marketing Officer	37,907	*
Joseph J. Beacom(20)	Vice President and Chief Safety and Operations Officer	98,528	*
(iii)
All Directors and Executive Officers as a group (12 persons)(21)(22)		737,529	1.6%

*	Less than 1%

(1)	The percentages are based upon the number of outstanding shares of the Company as of March 25, 2013. With respect to the calculation of the percentages for beneficial owners who hold stock options exercisable within 60 days of March 25, 2013, the number of shares of Common Stock on which such percentage is based also includes the number of shares underlying such stock options.

(2)	In accordance with the rules of the Securities and Exchange Commission, the information set forth above is based on the most recent Schedule 13G (and amendments thereto) filed by this entity.

(3)	According to an amendment to its Schedule 13G/A filed on February 7, 2013, (i) T. Rowe Price Associates, Inc. (“Price Associates”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 4,750,500 shares of Common Stock and (ii) T. Rowe Price Small-Cap Value Fund, Inc. (“T. Rowe Small-Cap”) is an investment company registered under Section 8 of the Investment Company Act of 1940 and is deemed to be the beneficial owner of 2,589,100 shares of Common Stock. Price Associates has sole voting power with respect to 1,035,000 of such shares, no shared voting or dispositive power with respect to such shares, and sole dispositive power with respect to all 4,750,500 shares. T. Rowe Small-Cap has sole voting power with respect to 2,589,100 of such shares and no shared voting or sole or shared dispositive power with respect to such shares. For the purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address of each of Price Associates and T. Rowe Small-Cap is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)

According to its Schedule 13G/A filed on January 30, 2013, BlackRock, Inc. (“BlackRock”) is a parent holding company or control person and is deemed to be the beneficial owner of 3,239,509 shares of Common Stock. BlackRock has sole voting and dispositive power with respect to all 3,239,509 of such shares. The business address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(5)	According to its 13G filed on February 14, 2013, (i) Janus Capital Management LLC (“Janus”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 as well as a parent holding company or control person and (ii) INTECH Investment Management (“INTECH”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, (iii) Perkins Investment Management LLC (“Perkins”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, (iv) Janus has a direct 95.67% ownership interest in INTECH and a direct 77.8% ownership interest in Perkins and (v) due to this ownership structure, holdings for Janus, INTECH and Perkins are aggregated for purposes of the 13G. Janus is deemed to be the beneficial owner of 2,889,670 shares of Common Stock. Janus has sole voting power with respect to 2,851,870 of such shares, shared voting and dispositive power with respect to 37,800 of such shares and sole dispositive power with respect to 2,851,870 of such shares. Janus, however, expressly disclaims beneficial ownership of 2,851,870 shares of Common Stock and INTECH expressly disclaims ownership of 37,800 shares of Common Stock. The business address of Janus is 151 Detroit Street, Denver, CO 80206.

(6)	According to its 13G/A filed on February 12, 2013, The Vanguard Group, Inc. (“Vanguard”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 2,576,921 shares of Common Stock. Vanguard has sole voting power with respect to 34,756 of such shares, shared power to vote none of such shares, sole dispositive power with respect to 2,544,665 of such shares and shared dispositive power with respect to 32,256 of such shares. In addition, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 32,256 shares as a result of serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 2,500 shares as a result of its serving as investment manager of Australian investment offerings. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(7)

According to its 13G filed on February 5, 2013, Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 2,473,228 shares of Common Stock. Kayne Anderson has sole voting and dispositive power with respect to all 2,473,228 of such shares. The business address of Kayne Anderson is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(8)	According to its 13G filed on January 30, 2013, Royce & Associates, LLC (“Royce”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 2,318,600 shares of Common Stock. Royce has sole voting and dispositive power with respect to all 2,318,600 of such shares. The business address of Royce is 745 Fifth Avenue, New York, NY 01051.

(9)	Includes 552 shares of restricted stock subject to vesting.

(10)	Includes 3,186 shares of restricted stock subject to vesting.

(11)	Includes 4,151 shares of restricted stock subject to vesting.

(12)	Includes 3,186 shares of restricted stock subject to vesting.

(13)	Includes 1,693 shares of restricted stock subject to vesting.

(14)	Includes 552 shares of restricted stock subject to vesting.

(15)	Includes 4,948 shares that may be acquired upon the exercise of stock options.

(16)	Includes 102,981 shares that may be acquired upon the exercise of stock options and 3,544 shares of restricted stock subject to vesting.

(17)	Includes 106,250 shares that may be acquired upon the exercise of stock options and 442 shares of restricted stock subject to vesting.

(18)	Includes 49,400 shares that may be acquired upon the exercise of stock options and 3,476 shares of restricted stock subject to vesting.

(19)	Includes 4,200 shares that may be acquired upon the exercise of stock options and 5,476 shares of restricted stock subject to vesting.

(20)	Includes 71,300 shares that may be acquired upon the exercise of stock options and 3,408 shares of restricted stock subject to vesting.

(21)	Represents amount of shares that may be deemed to be beneficially owned either directly or indirectly by all Directors and Executive Officers as a group.

(22)	Includes 339,079 shares that may be acquired upon the exercise of stock options and 29,666 shares of restricted stock subject to vesting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that during the fiscal year ended December 29, 2012, all reports required by Section 16(a) which are applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were filed on a timely basis.

PROPOSAL NUMBER TWO —

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The firm of KPMG served as the independent registered public accounting firm for the Company for the fiscal year ended December 29, 2012. In addition to retaining KPMG to audit the consolidated financial statements and internal control over financial reporting of the Company and its subsidiary, the Company engaged KPMG LLP to render certain employee benefit audit services to the Company in fiscal year 2012 and expects to continue to do so in fiscal 2013. The aggregate fees billed for professional services by KPMG LLP in fiscal years 2012 and 2011 for services consisted of the following:

AUDIT FEES: Fees for the audits of the financial statements and internal control over financial reporting and quarterly reviews were $860,000 for fiscal 2012 and $850,000 for fiscal 2011.

AUDIT RELATED FEES: Fees for audits of the Company’s 401(k) plan and subsidiary audit were $27,000 for both fiscal years 2012 and 2011.

The Audit Committee has approved all of the fees above.

The Audit Committee has appointed KPMG LLP to continue in that capacity for the Company’s fiscal year 2013, and has recommended to the Board that a resolution be presented to stockholders at the 2013 Annual Meeting to ratify that appointment. The Board has adopted such resolutions and hereby presents it to the Company’s stockholders. A representative of KPMG LLP will be present at the 2013 Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders as appropriate.

Assuming the presence of a Quorum, to be approved, this proposal must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2013 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL NUMBER THREE —

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company’s stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Named Executives as disclosed in this Proxy Statement.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” the executive compensation programs are designed to attract, motivate, and retain the Named Executives, who are critical to the Company’s success. Under these programs, the Named Executives are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” included in this Proxy Statement for additional details about the executive compensation programs, including information about the fiscal year 2012 compensation of the Named Executives.

The Compensation Committee continually reviews the compensation programs for the Named Executives to ensure they achieve the desired goals of aligning the Company’s executive compensation structure with current market practices and the stockholders’ interests. While the Compensation Committee determines the compensation of the Named Executives in the manner described in the “Compensation Discussion and Analysis,” the Company understands that the stockholders may be particularly interested in the connection between our Chief Executive Officer’s compensation and the Company’s performance, as well as the long-term trend of the Chief Executive Officer’s total compensation relative to the stockholders’ return. For 2012, 75% of the Chief Executive Officer’s total direct compensation was “performance-based” (as discussed in “Compensation Discussion and Analysis”) and determined based on the Company’s actual diluted earnings per share as compared to the budgeted amount for this financial metric.

We are asking the stockholders to indicate their support for the Named Executive compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the stockholders the opportunity each year to express their views on the Named Executives’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executives and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask the stockholders to vote “FOR” the following resolution at the Company’s 2013 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the Named Executive compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast at the 2013 Annual Meeting, provided a Quorum is present. Unless you instruct us to vote differently, we will vote valid proxies FOR the approval of the compensation paid by the Company to its Named Executives as discussed in this Proxy Statement. The next say-on-pay vote will occur next year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID BY THE COMPANY TO ITS NAMED EXECUTIVES AS DISCUSSED IN THIS PROXY STATEMENT.

PROPOSAL NUMBER FOUR —

PROPOSAL TO APPROVE THE LANDSTAR SYSTEM, INC. 2013 DIRECTORS STOCK COMPENSATION PLAN

The Board has adopted, subject to stockholder approval, the 2013 Directors Stock Compensation Plan (the “2013 DSCP”), to replace the previously existing 2003 Directors Stock Compensation Plan, as amended and restated on February 22, 2010 (the “2003 DSCP”). The purpose of the 2013 DSCP is to continue to enable the Company to attract, retain and motivate the best qualified directors and further enhance the long-term mutuality of interest between the Company’s stockholders and the directors of the Company. The material terms of the 2013 DSCP, all of which are consistent with the existing 2003 DSCP, as amended and restated in 2010, are summarized below. No additional awards can be made under the 2003 DCSP, as of February 5, 2013.

Subject to stockholder approval of the 2013 DSCP, the maximum number of shares of the Company’s Common Stock that may be issued under the 2013 DSCP may not exceed 115,000 in the aggregate, the maximum number that are currently available for issuance under the 2003 DSCP. If there is a stock split, stock dividend, recapitalization, or other relevant change affecting the Company’s shares of Common Stock, appropriate adjustments will be made by the Board in the number of shares that may be issued in the future.

The 2013 DSCP is administered by the Board. Each person who is a director of the Company, and is not an officer or employee of the Company or any of its subsidiaries is eligible to participate in the 2013 DSCP (an “Eligible Director”). Each of the provisions is described more fully below and in the full text of the 2013 DSCP set forth in Appendix A.

Share Awards

Each Eligible Director who is elected or re-elected at an annual meeting of the stockholders of the Company (an “Annual Meeting”) to serve a three-year term on the Board shall receive, on the first business day after such Annual Meeting, a number of shares equal to $225,000 divided by the fair market value of a share of the Company’s Common Stock on the date of grant, rounded to the nearest whole number of shares. No shares shall be granted under the 2013 DSCP after March 14, 2023, the tenth anniversary of the date on which the 2013 DSCP was adopted by the Board. Had the 2013 DSCP been in effect for the last completed fiscal year, the non-executive Director group would have been granted the same 4,151 shares that they were granted under the 2003 DSCP, as shown on the Director Compensation table.

In the event that an Eligible Director commences service to the Board on a date during the term of the 2013 DSCP that is between Annual Meetings, or otherwise commences a term of fewer than three years, such Eligible Director shall be entitled to receive a pro rata portion of the number of shares described in the immediately preceding paragraph.

Forfeiture of Shares

Except as otherwise determined by the Board, shares issued to an Eligible Director under the 2013 DSCP shall be forfeited upon the termination of such Eligible Director’s service as a director of the Company prior to the end of the term in respect of which such shares were granted. Except as otherwise determined by the Board, the forfeiture provisions set forth in the immediately preceding sentence shall automatically lapse, subject to the Eligible Director’s continuous service through the applicable date, (i) with respect to one-third of such shares on the first anniversary of the date on which the term began, (ii) with respect to an additional one-third of such shares on the second anniversary of the date on which the term began, and (iii) with respect to any shares that are still subject to the forfeiture provisions as of the date immediately prior to the last day of the term, on the last day of the term.

Restrictions on Disposition of Shares

Except as otherwise determined by the Board, for the three-year period following the Annual Meeting in respect of which shares were granted to an Eligible Director under the 2013 DSCP, neither such Eligible Director nor any of such Eligible Director’s heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any such shares to or with any other person, firm or corporation (including, without limitation, transfers to any other holder of the Company’s capital stock, dispositions by gift, by will, by a corporation as a distribution in liquidation and by operation of law, other than a transfer of such shares by operation of law to the estate of the Eligible Director upon the death of the Eligible Director, provided that such estate shall be bound by all provisions of the Plan). The restrictions on the transfer of such shares shall automatically lapse upon the termination of such Eligible Director’s service as a director of the Company.

Other Information

The Board at any time may terminate or suspend the 2013 DSCP, and from time to time may amend or modify the 2013 DSCP, provided that without the approval by a majority of the votes cast at a meeting of the Company’s stockholders, no amendment or modification may (i) materially increase the benefits accruing to Eligible Directors under the 2013 DSCP, (ii) except as necessary to give effect to certain adjustments to the Company’s capitalization structure, materially increase the number of shares subject to the 2013 DSCP, (iii) materially modify the requirements for participation in the 2013 DSCP, or (iv) make any other amendment or modification that would require the approval of the stockholders of the Company.

Approval

Approval of the proposal to implement the 2013 DSCP requires the affirmative vote of a majority of all shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the 2013 Annual Meeting. Abstentions from voting on the proposal will have the same effect as voting against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

STOCKHOLDER PROPOSALS

In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 2014 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 12, 2013, if such proposals are to be considered for inclusion in the Company’s Proxy Statement. In accordance with the Bylaws of the Company, stockholder proposals intended for presentation at the 2014 Annual Meeting of Stockholders that are not intended to be considered for inclusion in the Company’s Proxy Statement must be received by the Secretary of the Company not earlier than December 12, 2013 and not later than January 11, 2014. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2014 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on March 4, 2014 and advises stockholders in the 2013 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on March 4, 2014.

In addition, in accordance with the Bylaws, stockholder proposals intended for presentation at the 2013 Annual Meeting of Stockholders that are not intended for inclusion in this Proxy Statement must have been received by the Company not earlier than December 13, 2012 and not later than January 12, 2013. For any proposal that is not submitted for inclusion in this Proxy Statement, but is instead sought to be presented directly at the 2013 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) received notice of the proposal before the close of business on February 3, 2013, and advises stockholders in this year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) did not receive notice of the proposal prior to the close of business on February 3, 2013.

All proposals should be mailed via certified mail and addressed to Michael K. Kneller, Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company and its intermediaries shall provide one copy of a proxy statement or annual report to two or more security holders who share an address in accordance with Rule 14a-3(e)(1) of the Securities and Exchange Act of 1934, as amended, where consent of such security holders has been properly obtained and where neither the Company nor the intermediary has received contrary instructions from one or more of such security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of a proxy statement or annual report, as applicable, to any security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of a proxy statement or annual report by contacting the Company at the following phone number and/or mailing address:

Landstar System, Inc.

Investor Relations

13410 Sutton Park Drive South

Jacksonville, FL 32224

Phone: 904-398-9400

Security holders sharing an address can also request delivery of a single copy of a proxy statement or an annual report if they are receiving multiple copies of proxy statements or annual reports by contacting the Company at the preceding phone number and/or mailing address.

OTHER MATTERS

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the 2013 Annual Meeting, the persons named in the enclosed form of proxy will vote the shares of Common Stock represented by proxies in accordance with their best judgment on such matters.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE

ENCLOSED PROXY CARD PROMPTLY

By Order of the Board of Directors

Michael K. Kneller
Vice President, General Counsel & Secretary

13410 Sutton Park Drive South

Jacksonville, FL 32224

THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER OF THE COMPANY WHO SO REQUESTS, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 2012, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO LANDSTAR SYSTEM, INC., ATTENTION: MICHAEL K. KNELLER, SECRETARY, 13410 SUTTON PARK DRIVE SOUTH, JACKSONVILLE, FLORIDA 32224.

Exhibit A

LANDSTAR SYSTEM, INC.

2013 DIRECTORS STOCK COMPENSATION PLAN

(EFFECTIVE AS OF JANUARY 1, 2013)

ARTICLE I PURPOSES AND TERM

1.1 Purposes. The purposes of the Landstar System, Inc. Directors Stock Compensation Plan (the “Plan”) are to enable Landstar System, Inc. (the “Company”) to attract, retain and motivate the best-qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing directors of the Company who are neither officers nor employees of the Company or any of its subsidiaries (such directors, the “Eligible Directors”) with compensation in the form of shares of the common stock, par value $0.01 per share, of the Company (“Shares”).

1.2 Term. The Plan shall continue in effect, unless sooner terminated pursuant to Article V, until March 14, 2023, the tenth anniversary of the date on which it was adopted by the Board of Directors of the Company (the “Board”).

ARTICLE II ADMINISTRATION

2.1 Rules, Interpretation and Determination. The Plan shall be administered by the Board. The Board shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the purposes of the Plan, and to take all other actions that it deems necessary or advisable for administering the Plan. Any authority exercised by the Board under the Plan and any determination or interpretation made by the Board in respect of the Plan shall be exercised or made by it in its sole discretion, and all determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

2.2 Delegation by the Board. All the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by a committee of the Board to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities. Any authority duly exercised by such committee and any determination or interpretation made by such committee in the exercise of such authority shall be exercised or made in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons.

2.3 Agents and Indemnification. The Board or any committee thereof may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member or former member of the Board or any committee thereof shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law and the Company’s Certificate of Incorporation and Bylaws, each member or former member of the Board or any committee thereof shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the Bylaws of the Company.

ARTICLE III SHARE AWARDS

3.1 Share Awards. Each Eligible Director who is elected or re-elected at an annual meeting of the stockholders of the Company (an “Annual Meeting”) to serve a three-year term on the Board shall receive, on the first business day after such Annual Meeting, a number of Shares equal to the quotient of (i) $225,000 divided by (ii) the Fair Market Value (defined below) of one Share on the date of grant, rounded to the nearest whole number of Shares. For the avoidance of doubt, and notwithstanding anything in this Plan to the contrary, no Shares shall be granted hereunder after the term of this Plan expires. For the purposes of the Plan, “Fair Market Value” means, on any date, the average of the bid and asked for price of a Share as reported on the National Association of Securities Dealers Automated Quotation/National Market System (or on such other recognized market or quotation system on which the trading prices of a Share are traded or quoted at the relevant time) on such date. In the event that there are no Share transactions reported on NASDAQ/NMS (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Share transactions were so reported.

3.2 Service of Fewer than Three Years. In the event that an Eligible Director commences service to the Board on a date during the term of the Plan that is between Annual Meetings, or otherwise commences a term of fewer than three years, such Eligible Director shall be entitled to receive a number of Shares equal to the quotient of (i) $225,000 multiplied by a fraction, the numerator of which is the number of days in such term and the denominator of which is 1,095, divided by (ii) the Fair Market Value of one Share on the date of grant, rounded to the nearest whole number of Shares. The Eligible Director shall receive this pro rata number of Shares within 10 business days following his or her commencement of services.

3.3 Adjustments. Subject to Article V, and provided that such adjustment is permitted under Section 409A of the Internal Revenue Code of 1986, as amended, the Board may at any time and from time to time adjust the time and form of payment and amount of any compensation payable under this Plan.

3.4 Forfeiture of Shares. Except as otherwise determined by the Board, the Shares issued to an Eligible Director shall be forfeited upon the termination of such Eligible Director’s service as a director of the Company prior to the end of the term in respect of which such Shares were granted. Notwithstanding the foregoing, except as otherwise determined by the Board, the forfeiture provisions set forth in the immediately preceding sentence shall automatically lapse, subject to the Eligible Director’s continuous service through the applicable date, (i) with respect to one-third of such Shares on the first anniversary of the date on which the term began (ii) with respect to an additional one-third of such Shares on the second anniversary of the date on which the term began, and (iii) with respect to any Shares that are still subject to the forfeiture provisions as of the date immediately prior to the last day of the term, on the last day of the term.

3.5 Restrictions on Disposition of Shares. Except as otherwise determined by the Board, for the three-year period following the Annual Meeting in respect of which the Shares were granted to an Eligible Director, neither such Eligible Director nor any of such Eligible Director’s heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any such Shares to or with any other person, firm or corporation (including, without limitation, transfers to any other holder of the Company’s capital stock, dispositions by gift, by will, by a corporation as a distribution in liquidation and by operation of law, other than a transfer of such Shares by operation of law to the estate of the Eligible Director upon the death of the Eligible Director, provided that such estate shall be bound by all provisions of the Plan). Notwithstanding the foregoing, the restrictions on the transfer of such Shares under this section shall automatically lapse (and the legend referred to in Section 3.5 shall be removed) upon the termination of such Eligible Director’s service as a director of the Company, to the extent such Shares are not forfeited under Section 3.4.

3.6 Issuance of Stock Certificates; Legends. Upon the issuance of Shares pursuant to this Plan, the Company shall either (i) record on its books and records, in a manner generally consistent with its then current procedures for recording stock ownership, the Eligible Director’s ownership of an appropriate number of Shares, or

(ii) deliver a certificate or certificates for the Shares issued by the Company in the name of the Eligible Director receiving such Shares, such certificate(s) to be delivered to or upon the order of such Eligible Director. Certificates for Shares issued hereunder shall bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended, or to implement the provisions of the Plan or any agreements between the Company and the Eligible Director with respect to such Shares including, without limitation, a legend reflecting the restrictions on the transfer of such Shares under Section 3.5, which will include, without limitation, the following language:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING TRANSFER RESTRICTIONS) CONTAINED IN THE LANDSTAR SYSTEM, INC. DIRECTORS STOCK COMPENSATION PLAN AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

3.7 Securities Law Matters. The Board, in its discretion, may require an Eligible Director to make such representations and furnish such information, as it may consider appropriate in connection with the issuance of Shares in compliance with applicable laws, rules, and regulations.

ARTICLE IV SHARES SUBJECT TO PLAN

4.1 Shares Available. Subject to the provisions of Section 4.2, the maximum number of Shares that may be issued under this Plan may not exceed 115,000 in the aggregate.

4.2 Adjustment in Capitalization. The number of Shares that are eligible for grant or available for issuance under this Plan may be adjusted by the Board if it shall deem such an adjustment to be necessary or appropriate to reflect any stock dividend, stock split or share combination, or any recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change.

4.3 Delivery of Shares. Any Shares to be delivered under this Plan may consist, in whole or in part, of treasury shares or authorized but unissued shares not reserved for any other purpose.

ARTICLE V TERMINATION, MODIFICATION AND AMENDMENT

The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the Shares is present in person or by proxy, no amendment or modification may (i) materially increase the benefits accruing to Eligible Directors under the Plan, (ii) except as expressly provided in Section 4.2, materially increase the number of Shares subject to the Plan, (iii) materially modify the requirements for participation in the Plan, or (iv) make any other amendment or modification that would require the approval of the stockholders of the Company under applicable laws, rules or regulations.

ARTICLE VI GENERAL PROVISIONS

6.1 Requirements of Law. The Plan, the obligations of the Company hereunder and the compensation of Eligible Directors shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national or foreign securities exchanges as may be appropriate or required, as determined by the Board. Notwithstanding any other provision of this Plan, no Shares shall be issued if the Board determines that such payment or issuance would result in a violation of applicable law, rule or regulation, including the federal securities laws and any applicable state or foreign securities laws. The Company shall not be obligated by virtue of any provision of the Plan to issue Shares in violation of any such laws, rules, or regulations, and neither the Company nor its directors or officers shall have any obligation or liability to any person because of such non-issuance.

6.2 Listing of Shares. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any United States or non-United States federal, state or other law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of Shares under this Plan, no Shares will be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

6.3 No Right to Remain as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director of the Company nor shall it impose any obligation on the part of any Eligible Director to remain in service to the Company.

6.4 No Rights as a Stockholder. Except as provided in the Plan, neither an Eligible Director nor any person or persons to whom such Eligible Director’s Shares shall have passed by will or by the laws of descent and distribution, as the case may be, shall have any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Shares unless and until a certificate for Shares is issued in respect thereof.

6.5 Tax Withholding. The Company shall have the power to withhold, or require an Eligible Director to remit to the Company promptly upon notification of the amount due, an amount determined by the Company to be sufficient to satisfy all federal, state, local and foreign withholding tax requirements (if any) in respect of the issuance of Shares and the Company may defer the issuance of Shares until such requirements are satisfied. The Board may permit or require an Eligible Director to satisfy his tax withholding obligation hereunder in such other manner subject to such conditions, as the Board shall determine.

6.6 Beneficiary Designation. Each Eligible Director under this Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Eligible Director in writing with the Company during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Eligible Director’s death shall be paid to or exercised by the Eligible Director’s surviving spouse, if any, or otherwise to or by his estate.

6.7 Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Delaware without regard to its conflicts of laws principles.

6.8 Freedom of Action. Subject to Article V, nothing in the Plan shall be construed as limiting or preventing the Company or any of its subsidiaries from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

6.9 Non-Exclusivity. Subject to applicable laws, rules and regulations, neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for directors of the Company as it may deem desirable.

6.10 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed for construction of the Plan.

6.11 Severability. In the event that one or more provisions of this Plan shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4.

1.	Election of Directors:	For	Withhold				For	Withhold		For	Withhold		+
	01 - HOMAIRA AKBARI	☐	☐	02 - DIANA M. MURPHY			☐	☐	03 - LARRY J. THOELE	☐	☐

				For	Against	Abstain					For	Against	Abstain
2.	RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013.			☐	☐	☐	3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.				☐	☐	☐
4.	APPROVAL OF THE COMPANY’S 2013 DIRECTORS STOCK COMPENSATION PLAN.			☐	☐	☐	5. IN THEIR DISCRETION, EACH OF THE PROXIES IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 23, 2013:

The proxy statement and annual report to security holders are available at www.landstar.com.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — LANDSTAR SYSTEM, INC.

13410 SUTTON PARK DRIVE SOUTH

JACKSONVILLE, FL 32224

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James B. Gattoni and Michael K. Kneller, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Landstar System, Inc., held of record by the undersigned on March 28, 2013, at the Annual Meeting of Stockholders to be held in the offices of Landstar System, Inc., at 13410 Sutton Park Drive South, Jacksonville, Florida 32224 on Thursday, May 23, 2013, at 9:00 a.m., local time, or any adjournment or postponement thereof. None of the matters to be acted upon, each of which has been proposed by Landstar System, Inc. (the “Company”), is related to or conditioned on the approval of other matters.

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE